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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

EMERGENCY MEDICAL SERVICES CORPORATION
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EMERGENCY MEDICAL SERVICES CORPORATION

April 21, 2010

Dear Stockholder:

        On behalf of the Board of Directors, management and employees of Emergency Medical Services Corporation, it is my pleasure to invite you to attend our 2010 Annual Meeting of Stockholders to be held on May 18, 2010, at 10:00 a.m., Mountain Daylight Time, at The Inverness Hotel, 200 Inverness Drive West, Englewood, Colorado 80112.

        At the Annual Meeting you will be asked to:

  (1)
  Elect three Class II directors to our Board of Directors,

  (2)
  Consider and vote upon a proposal to approve the Second Amended and Restated Long-Term Incentive Plan,

  (3)
  Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2010, and

  (4)
  Consider any other business properly presented at the meeting.

        Returning the enclosed proxy card as soon as possible will assure your representation at the Annual Meeting, whether or not you plan to attend. Please make sure to read the enclosed information carefully before completing and returning your proxy card. Your vote is important. If you plan to attend the meeting, you will need to bring a form of identification to the meeting. In any event, you may, of course, withdraw your proxy should you wish to vote in person.

Sincerely,
William A. Sanger Chairman, President and Chief Executive Officer

EMERGENCY MEDICAL SERVICES CORPORATION

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 18, 2010

        We will hold the 2010 Annual Meeting of Stockholders of Emergency Medical Services Corporation, a Delaware corporation (the "Company"), on May 18, 2010, at 10:00 a.m., Mountain Daylight Time. The meeting will take place at The Inverness Hotel, 200 Inverness Drive West, Englewood, Colorado 80112. The purposes of the meeting are to:

          (1)   Elect three Class II directors whose terms expire at the Annual Meeting, to hold office for a three-year term;

          (2)   Consider and vote upon a proposal to approve the Second Amended and Restated Long-Term Incentive Plan,

          (3)   Ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010, and

          (4)   Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The Board of Directors has fixed the close of business on April 1, 2010 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

        Stockholders of record at the close of business on April 1, 2010 will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the meeting will be available for inspection at the Annual Meeting and will also be available for ten days prior to the meeting, during normal business hours, at the Company's headquarters located at 6200 South Syracuse Way, Suite 200, Greenwood Village, Colorado 80111.

By Order of the Board of Directors

Todd G. Zimmerman Executive Vice President and Corporate Secretary

April 21, 2010

        We enclose with the attached Proxy Statement our Annual Report for the year ended December 31, 2009. Our 2009 Annual Report contains financial and other information about us but is not incorporated into the Proxy Statement.

Even if you expect to attend the Annual Meeting, please promptly complete, sign, date and mail the enclosed proxy card. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxies and vote in person if they so desire.

EMERGENCY MEDICAL SERVICES CORPORATION
6200 S. Syracuse Way, Suite 200
Greenwood Village, Colorado 80111

PROXY STATEMENT
FOR
2010 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE ANNUAL MEETING AND THIS PROXY STATEMENT

Questions and Answers About Voting Your Common Stock

Why did I receive this Proxy Statement?

        The Board of Directors of Emergency Medical Services Corporation ("EMSC," the "Company," "we" or "us") sent you this Proxy Statement and the enclosed proxy card to solicit your proxy to vote at the 2010 Annual Meeting of Stockholders to be held at 10:00 a.m., Mountain Daylight Time, on May 18, 2010, at The Inverness Hotel, 200 Inverness Drive West, Englewood, Colorado 80112. Certain officers, directors and other employees of the Company may also solicit proxies on our behalf by mail, telephone, fax, internet or in person.

        This Proxy Statement summarizes the information you need to vote at the Annual Meeting. You do not need to attend the meeting, however, to vote your shares. You may return the enclosed proxy card by mail.

        We began mailing this Proxy Statement, along with the proxy card and our Annual Report for the year ended December 31, 2009, on or about April 21, 2010 to all stockholders of record as of the close of business on April 1, 2010, the record date for the Annual Meeting.

        We have requested that banks, brokerage firms and other nominees who hold common stock on behalf of the owners of the common stock (such stock is often referred to as being held in "street name") as of the close of business on April 1, 2010 forward these materials, together with a proxy card or voting instruction card, to those beneficial owners. We have agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

What is the purpose of the Annual Meeting?

        The Annual Meeting is being held to elect three nominees to our Board of Directors, to consider and vote upon a proposal to approve a Second Amended and Restated Long-Term Incentive Plan ("Second Amended and Restated LTIP") and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2010. Other than matters incident to the conduct of the Annual Meeting and those set forth in this Proxy Statement, we do not know of any business or proposals to be considered at the Annual Meeting. If any other business is proposed and properly presented at the Annual Meeting, the proxies received from our stockholders give the proxy holders the authority to vote on the matter at their discretion.

Who can vote?

        You can vote your shares of common stock if our records show that you owned the shares at the close of business on April 1, 2010, the record date for the meeting. Your proxy card shows the number of shares you held on that date.

How do I attend the Annual Meeting?

        All stockholders are invited to attend the Annual Meeting. For admission, stockholders should come to the Annual Meeting check-in area no less than 15 minutes before the Annual Meeting is scheduled to begin. Stockholders of record should bring a form of photo identification so their ownership will be verified. Beneficial owners must bring an account statement or letter from his or her bank or brokerage firm showing that he or she owns common stock as of the close of business on April 1, 2010 along with a form of photo identification. Registration will begin at 9:00 a.m. Mountain Daylight Time and the Annual Meeting will begin at 10:00 a.m. Mountain Daylight Time.

How do I vote in person?

        If you are a stockholder of record and prefer to vote your shares of common stock at the Annual Meeting, you should bring the enclosed proxy card or proof of identity. We will have ballots available at the meeting. If your common stock is held in "street name"—in the name of a bank, brokerage firm or other nominee—and you plan to attend the Annual Meeting, you will need to obtain a signed proxy from the record holder giving you the right to vote the shares of common stock.

How do I vote my common stock if it is held in "street name"?

        If your shares of common stock are held in the name of your bank, brokerage firm or other nominee, that party should give you instructions for voting your common stock. If your shares of common stock are held in a bank or brokerage account, you may be eligible to vote electronically or by telephone. Please refer to the enclosed proxy card for voting instructions.

What if I change my mind? Can I change or revoke my vote after I return my proxy card?

        Yes. At any time before the vote on a proposal, you may change your vote by:

  •
  Sending us another signed proxy card with a later date, or

  •
  Sending us a written notice revoking your proxy (to our Corporate Secretary at 6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado 80111), or

  •
  Attending the Annual Meeting and voting in person.

        However, no revocation of your vote will be effective unless we receive notice of such revocation at or prior to the Annual Meeting. If your shares of common stock are held in "street name," you should contact your bank, brokerage firm or other nominee regarding the revocation of proxies.

How many shares of common stock are there? And how many votes do I get?

        We have three classes of voting securities outstanding: class A common stock, class B common stock and class B special voting stock. Our class A common stock is our only class of stock listed on the New York Stock Exchange, or NYSE.

        You get one vote for each share of class A common stock you hold, on each matter voted on at the meeting. You get ten votes for each share of class B common stock you hold, on each matter voted on at the meeting. On each matter voted on at the meeting, the one share of class B special voting stock, which is held by a trustee for the benefit of the holders of LP exchangeable units, is entitled to a number of votes equal to the number of votes that could be cast if all of the outstanding LP exchangeable units were exchanged for class B common stock.

        On all matters presented at the meeting, the holders of the class A common stock, the class B common stock and the class B special voting stock will vote together as a single class.

        On the record date, we had outstanding:

  •
  30,092,115 shares of class A common stock—entitled to cast, in the aggregate, 30,092,115 votes,

  •
  65,052 shares of class B common stock—entitled to cast, in the aggregate, 650,520 votes, and

  •
  1 share of class B special voting stock—entitled to cast 137,246,760 votes.

How do I exercise my vote if I am a registered holder of class A or class B common stock (and by when do I need to exercise my vote)?

        To vote by proxy, you should complete, sign and date the enclosed proxy card and return it in the prepaid envelope provided.

        If you choose to vote your shares of common stock using the form of proxy card, your card must be received by our transfer agent for the class A common stock, American Stock Transfer and Trust Company, not later than 5:00 p.m., Eastern Daylight Time, on May 17, 2010.

        If you make specific choices and sign and return your proxy card before the Annual Meeting, the proxy holders named on the proxy card will vote your shares of common stock as you have directed. If you sign and return the proxy card but do not make specific choices, the proxy holders will vote your shares "FOR" the election of the three nominees for directors, "FOR" the approval of the Second Amended and Restated Long-Term Incentive Plan, and "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered accounting firm for the fiscal year ending December 31, 2010, and as they deem appropriate for any other matter properly presented at the meeting.

How do I exercise my vote if I am a registered holder of LP exchangeable units?

        As discussed above, holders of LP exchangeable units are entitled to vote at meetings of holders of our common stock through a voting trust arrangement. If you hold LP exchangeable units as of the record date, you may provide voting instructions to Onex Corporation, as trustee, by completing and returning the voting instruction card accompanying this Proxy Statement. The trustee will vote your units in accordance with your duly executed instructions received no later than 5:00 p.m., Eastern Daylight Time, on May 17, 2010. If you do not send instructions and do not otherwise attend the Annual Meeting to vote in person as discussed below, the trustee will not be able to vote your LP exchangeable units. You may revoke previously given voting instructions prior to 5:00 p.m., Eastern Daylight Time, on May 17, 2010, by filing with the trustee either a written notice of revocation or a properly completed and signed voting instruction card bearing a later date.

What does it mean if I get more than one proxy card?

        If you receive more than one proxy card, your common stock is probably registered in more than one account at the transfer agent and/or with banks and brokerage firms. Sign and return all proxy cards to ensure that all your common stock is voted. If you want to have any of these accounts consolidated, please contact our transfer agent, American Stock Transfer and Trust Company, at (800) 937-5449.

What is a "quorum"?

        We may hold the Annual Meeting only if a "quorum" is present, either in person or represented by proxy. A "quorum" is a majority of the voting power represented by our stock outstanding on the record date, including our class A common stock, our class B common stock and our class B special voting stock. Abstentions and broker non-votes are included in determining whether a quorum exists for the Annual Meeting. If a quorum is not present at the Annual Meeting, we may adjourn the meeting from time to time until we have a quorum.

Can I vote on other matters?

        The Company's by-laws limit the matters presented at our Annual Meeting to (1) those matters set forth in the notice of the meeting, (2) those matters that the Board of Directors has properly caused to be presented and (3) as to holders of our class A common stock, those matters presented before the meeting by a stockholder of record entitled to vote at the meeting so long as the stockholder has notified the Corporate Secretary in writing (at our principal office) not later than 120 days before the anniversary of the prior year's annual meeting (holders of our class B common stock and class B special voting stock are not subject to these date limitations). The notice by a stockholder must (i) briefly describe the business to be presented, the reasons and any material interest the stockholder has in the business; (ii) give the stockholder's name and address; and (iii) represent that the stockholder is a holder of record at the time of the notice and intends to be a holder on the record date (giving the number of shares and class) and intends to be at the meeting in person or by proxy to present the business.

Who counts the votes and acts as inspector of election?

        Our transfer agent, American Stock Transfer and Trust Company ("AST"), will tabulate the votes at the Annual Meeting. AST will also act as inspector of elections at the Annual Meeting.

Is my vote confidential?

        Generally, yes. Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to American Stock Transfer and Trust Company and handled in a manner that protects your voting privacy. Your vote will not be disclosed EXCEPT:

  •
  as needed to permit American Stock Transfer and Trust Company to tabulate and certify the vote,

  •
  as required by law, or

  •
  in limited circumstances, such as a proxy contest in opposition to the Board of Directors.

        In addition, all comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

Who is making and paying for this proxy solicitation?

        This proxy is solicited on behalf of our Board of Directors. The Company is paying for the solicitation of proxies. We will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of our common stock.

        We may, if appropriate, retain an independent proxy solicitation firm to assist us in soliciting proxies. If we do retain a proxy solicitation firm, we would pay such firm's customary fees and expenses which we expect would be approximately $7,500, plus expenses.

How is the Company's Board of Directors structured?

        The Company's Board of Directors is divided into three classes, serving staggered three-year terms so that the term of one class expires at each annual meeting. The Company's Board of Directors currently consists of seven directors. Three directors are nominated to stand for election at this year's Annual Meeting for a three-year term expiring in 2013, or until their earlier death, resignation or removal. The other four directors currently on our Board will continue to serve for their respective terms.

Who is nominated to stand for election?

        Steven B. Epstein, Paul B. Iannini, M.D. and James T. Kelly, who are current directors of the Company, have been nominated to stand for election at the Annual Meeting.

What is the Long-Term Incentive Plan?

        The 2007 Long-Term Incentive Plan was approved and adopted by our stockholders on May 15, 2007, and amended on May 28, 2008, becoming the Amended and Restated 2007 Long-Term Incentive Plan ("Current LTIP"). The Current LTIP provides long-term incentives, including equity-based incentives, to those persons with responsibility for the success and growth of the Company and its subsidiaries in order to associate more closely the interests of such persons with those of the Company's stockholders and to assist the Company in recruiting, retaining and motivating employees on a competitive basis.

How is the Current LTIP being amended by the Second Amended and Restated LTIP?

        The Current LTIP authorizes 1,500,000 shares of class A common stock for incentive awards granted under the plan of which 273,973 shares remain available for issuance. On February 8, 2010, the Compensation Committee of our Board of Directors approved the Second Amended and Restated LTIP to increase the number of authorized incentive shares to 3,500,000, so that 2,273,973 would become the aggregate number of shares remaining issuable for future awards under the plan. The other authorized shares under the current LTIP would remain unchanged.

What vote is required to approve the Second Amended and Restated LTIP?

        Our by-laws and the rules of the NYSE require that the Second Amended and Restated LTIP be approved by the affirmative vote of the holders of a majority of the votes cast at an annual meeting of stockholders at which quorum is present. Therefore, to be approved at the Annual Meeting, Proposal 2 must receive a "FOR" vote from a majority of the votes represented at the meeting.

What will happen if the Second Amended and Restated LTIP is not approved by the stockholders?

        If the Second Amended and Restated LTIP is not approved by the stockholders, the balance of shares of class A common stock available for issuance under the Current LTIP for incentive awards will remain at 273,973 pursuant to the LTIP. However, the holder of the class B special voting stock is expected to vote in favor of the Second Amended and Restated LTIP, in which case it will receive the requisite stockholder approval.

What vote is required in order to approve each other proposal?

        The Board is seeking an affirmative vote by the holders of a majority of the votes cast at the Annual Meeting at which a quorum is present for the ratification of Ernst & Young as the Company's independent registered public accounting firm for 2010. Each director nominee who receives an affirmative vote by the holders of a plurality of the votes cast will be elected a director. Abstentions and broker non-votes will not affect the outcome of the election. If you "withhold" your vote, it is the same as an abstention.

What will happen if the appointment of Ernst & Young as the Company's independent registered public accounting firm is not ratified by the stockholders?

        Stockholder ratification is not required for the appointment, but stockholder views will be considered by the Audit Committee and the Board of Directors when appointing an independent registered public accounting firm for the fiscal year ending December 31, 2011.

How does the Board of Directors recommend I vote?

        Our Board of Directors recommends that you vote:

  •
  "FOR" the election of the three nominees to the Board of Directors,

  •
  "FOR" the approval of the Second Amended and Restated LTIP, and

  •
  "FOR" the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010.

Availability of Proxy Statement and Annual Report; Communications of the Company

Can I access the Company's proxy materials and Annual Report electronically?

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 18, 2010. The Proxy Statement and Annual Report to Stockholders are available on the Company's internet site at www.emsc.net/proxy.

How do I obtain a printed copy of the Proxy Statement, Annual Report or Form 10-K?

        You may leave a message for the Company's Investor Relations department at (303) 495-1200 or write to us at Emergency Medical Services Corporation, 6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado 80111, Attn: Investor Relations. We will provide you with a copy at no charge. In addition, the Proxy Statement and Annual Report to Stockholders, as well as all of the documents we file with the Securities and Exchange Commission ("SEC"), are available on the Company's internet site at www.emsc.net; our Annual Report to Stockholders includes a copy of the Form 10-K (without exhibits) as filed with the SEC. We have enclosed a copy of our Annual Report to Stockholders with this Proxy Statement (but the Annual Report to Stockholders is not incorporated by reference into our proxy materials).

Where can I find voting results?

        We will announce preliminary voting results at the Annual Meeting. We will publish the final voting results from the Annual Meeting in a Current Report on Form 8-K within four business days of the date of the Annual Meeting. You will also be able to find the results on the Company's website at www.emsc.net.

How can stockholders communicate with the Board of Directors?

        Stockholders may communicate with the Board by writing to the Board of Directors, care of the Corporate Secretary, Emergency Medical Services Corporation, 6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado 80111. The Corporate Secretary will forward any such correspondence to the entire Board of Directors. Please see the additional information in the section captioned "Corporate Governance—Communications with Directors."

PROPOSAL 1

ELECTION OF DIRECTORS

        Under our By-Laws, our Board of Directors may consist of three or more directors, the exact number to be set from time to time by resolution of our Board. The Board of Directors currently consists of seven members, divided into three classes of directors. Class I consists of Robert M. Le Blanc and William A. Sanger, and their current terms of office will expire at the 2012 annual meeting of stockholders. Class II consists of Steven B. Epstein, Paul B. Iannini, M.D. and James T. Kelly, and their current terms of office will expire at this Annual Meeting. Class III consists of Michael L. Smith and Kevin E. Benson, and their current terms of office will expire at the 2011 annual meeting of stockholders. If Messrs. Epstein, Iannini and Kelly are elected at this year's Annual Meeting, each will serve a three-year term expiring at the 2013 annual meeting of stockholders, or until his earlier death, resignation or removal.

        At each annual stockholders meeting, directors are elected for a term of three years and to hold office until their successors are elected and qualified or until their earlier death, removal or resignation. Directorships resulting from an increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause may be filled by a majority of the remaining directors then in office. At the Annual Meeting, three directors are to be elected by the stockholders to hold office for a term of three years and until their respective successors are elected and qualified.

        We have a Corporate Governance and Nominating Committee to propose director nominees, and all nominations are approved by the Board of Directors. The Board of Directors recommends that each nominee for director be elected at the Annual Meeting. The nominees are Steven B. Epstein, Paul B. Iannini, M.D. and James T. Kelly. The nominees have consented to continue to serve as directors if elected. Mr. Epstein currently serves as a director of the Company, and has served as a director of the predecessor of the Company since July 2005. Dr. Iannini currently serves as a director of the Company, and has served as a director of the Company since June 2006. Mr. Kelly currently serves as a director of the Company, and has served as a director of the predecessor of the Company since July 2005. If a nominee becomes unavailable for any reason or should a vacancy occur before the election, which we do not anticipate, the proxies will be voted for the election, as director, of such other person as the Board of Directors may recommend.

        Information regarding the nominees proposed by the Board of Directors for election as Class II directors, along with information concerning the Class I and Class III continuing directors of the Company, is set forth below:

Class II Director—Nominees

Name	Age	Position(s)
Steven B. Epstein	66	Director Nominee
Paul B. Iannini, M.D.	62	Director Nominee
James T. Kelly	63	Director Nominee

Class III Directors—Terms Expiring in 2011

Name	Age	Position(s)
Kevin E. Benson	63	Director
Michael Smith	61	Director

Class I Directors—Terms Expiring in 2012

Name	Age	Position(s)
Robert M. Le Blanc	43	Director
William A. Sanger	59	Director, Chief Executive Officer

The Board of Directors recommends a vote FOR the election of the nominees for the Class II directors named above.

        Our Company was formed in November 2005, as the top-tier holding company to Emergency Medical Services L.P., which we refer to herein as the "predecessor" of our Company, although the use of the term is not intended to convey any particular accounting position or treatment. Messrs. Sanger and Le Blanc have served on the Board since the Company's formation and the other directors, other than Dr. Iannini and Mr. Benson, were elected to the Board in 2005, just before we formally approved our initial public offering. Dr. Iannini was elected to the Board on June 1, 2006 and was also appointed to the Audit Committee at that time. Dr. Iannini was also appointed to the Corporate Governance and Nominating Committee on June 14, 2007 and to the Compliance Committee on October 30, 2008. Mr. Benson was elected to the Board on October 30, 2008 and was appointed to the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee at that time.

        Our operating subsidiaries are American Medical Response, Inc., which we refer to as AMR, and EmCare Holdings Inc., which we refer to as EmCare.

Director Nominees

        Steven B. Epstein became a director of the predecessor of EMSC in July 2005. Mr. Epstein is the founder and senior healthcare partner of the law firm of Epstein Becker & Green, P.C. Epstein Becker & Green, P.C. is recognized as one of the country's leading healthcare law firms. The Company believes Mr. Epstein's stature as a central figure in healthcare law provides valuable experience for the board of directors of EMSC. Mr. Epstein also serves as a legal advisor to healthcare entities throughout the U.S. Mr. Epstein received his B.A. from Tufts University, where he served on the Board of Trustees from 2008 to 2009, and his J.D. from Columbia Law School, where he serves as Chairman of the Law School's Board of Visitors. In 2009, Mr. Epstein received Columbia Law School's Medal for Excellence—Columbia Law School's most prestigious award. In addition, Mr. Epstein serves as a director of many healthcare companies, including Catalyst Health, Inc. (a pharmacy benefit company) and Discovery Health (a South African healthcare company). He also serves as an advisor to several venture and private equity firms.

        Paul B. Iannini, M.D. became a director of EMSC in June 2006. Dr. Iannini is the Chairman, Department of Medicine and Director, Medical Service Line, at York Hospital in York, Pennsylvania. Prior to that, Dr. Iannini served as the Chairman, Department of Medicine, of Danbury Hospital, where he had been since 1978, and as Clinical Professor of Medicine at Yale University School of Medicine. The Company believes Dr. Iannini's experience as a prominent physician with leadership experience at hospitals enables him to provide a unique and valuable perspective as a member of EMSC's board of directors.

        James T. Kelly became a director of the predecessor of EMSC in July 2005. Since 2003, Mr. Kelly has been a private investor. From 1986 to 1996, Mr. Kelly served as President and Chief Executive Officer of Lincare Holdings Inc., and he served as Chairman of the Board of Lincare from 1994 to 2000. Lincare is a publicly traded company that provides respiratory care, infusion therapy and medical equipment to patients in the home. Prior to joining Lincare, Mr. Kelly was with Union Carbide Corporation for 19 years, where he served in various management positions. Mr. Kelly also serves as a director of HMS Holdings Corp. (a provider of consulting and reimbursement services to healthcare providers). Mr. Kelly was a director with American Dental Partners, Inc. (a provider of dental management services) from 1998 to April 2009. Mr. Kelly's long experience as a senior executive with other leading healthcare companies provides beneficial and respected contributions as a member of the board of directors, especially with respect to the operational and business functions of a publicly traded healthcare company.

Continuing Directors

        William A. Sanger has been a director, chairman and Chief Executive Officer of EMSC and its predecessor since February 2005, and the President of EMSC since 2008. Mr. Sanger was appointed President of EmCare in 2001 and Chief Executive Officer of AMR and EmCare in June 2002. Mr. Sanger served as President and Chief Executive Officer of Cancer Treatment Centers of America, Inc. from 1997 to 2001. Mr. Sanger is also a co-founder of BIDON Companies where he has been a Managing Partner since 1999. From 1994 to 1997, Mr. Sanger was co-founder and Executive Vice President of PhyMatrix Corp., then a publicly traded diversified health services company. In addition, Mr. Sanger was President and Chief Executive Officer of various other healthcare entities, including JFK Health Care System. Mr. Sanger serves as the Chairman of the Board of Directors of Vidacare Corporation (a medical device company). Mr. Sanger has an MBA from the Kellogg School of Management at Northwestern University. Mr. Sanger has more than 30 years of experience in the healthcare industry, and EMSC believes his experience both as an entrepreneur and a seasoned public company executive, including 8 years of experience in different capacities with EmCare and AMR, make him uniquely qualified to serve in his role.

        Robert M. Le Blanc has been the Lead Director of EMSC and its predecessor since December 2004. Mr. Le Blanc has served as Managing Director of Onex Investment Corp., an affiliate of Onex Corporation, a diversified industrial corporation, since 1999. We believe Mr. Le Blanc's business acumen and leadership position with our lead stockholder continue to be integral to providing guidance to EMSC. Since joining Onex, Mr. Le Blanc has led all of Onex's acquisitions in the healthcare sector, including the acquisitions of Skilled Healthcare Group, Inc., Center for Diagnostic Imaging, Inc. and Magellan Health Services, Inc., in addition to leading the acquisition of The Warranty Group, Inc. (a financial services company). Prior to joining Onex in 1999, he was with Berkshire Hathaway for seven years. From 1988 to 1992, Mr. Le Blanc held numerous positions with GE Capital, with responsibility for corporate finance and corporate strategy. Mr. Le Blanc serves as the Lead Director of Magellan Health Services, Inc., and is a director of The Warranty Group, Inc., Cypress Insurance, Res-Care, Inc., Center for Diagnostic Imaging, Inc., First Berkshire Hathaway Life, Skilled Healthcare Group, Inc. and Connecticut Children's Medical Center. Mr. Le Blanc holds an MBA from New York University and a Bachelor of Science degree from Bucknell University.

        Kevin E. Benson became a director of EMSC in October 2008. Prior to his retirement, Mr. Benson previously served as President and Chief Executive Officer of Laidlaw International, Inc. (transportation services) from June 2003 to October 2007, and Laidlaw, Inc. from September 2002 to June 2003. Prior to that, Mr. Benson served as President and Chief Executive Officer of The Insurance Corporation of British Columbia, an insurance company, from December 2001 to September 2002 and as President of The Pattison Group, a privately owned company and conglomerate, in 2000 and 2001. Mr. Benson also serves as a director of TransCanada Corporation (an oil and gas pipeline company). Mr. Benson holds a Bachelor of Accounting from the University of Witwatersrand (South Africa) and was a member of the South African Society of Chartered Accountants. EMSC believes Mr. Benson's directorship provides a unique historical perspective to EMSC's business given his long tenure as a chief executive with EMSC's predecessor parent company.

        Michael L. Smith became a director of the predecessor of EMSC in July 2005. Mr. Smith is a private investor who continues to serve on the boards of leading healthcare companies. From 2001 until his retirement in January 2005. Mr. Smith served as Executive Vice President and Chief Financial and

Accounting Officer of Anthem, Inc. and its subsidiaries, Anthem Blue Cross and Blue Shield, which together form one of the leading health insurance groups in the United States. Mr. Smith brings a deep knowledge of public companies in the healthcare industry from his past experience as an executive and his continuing experience as a director. From 1996 to 1998 he served as Chief Operating Officer and Chief Financial Officer of American Health Network Inc., then a subsidiary of Anthem. Mr. Smith was Chairman, President and Chief Executive Officer of Mayflower Group, Inc. (a transportation company) from 1989 to 1995, and held various other management positions with that company from 1974 to 1989. Mr. Smith also serves as a director of Kite Realty Group Trust (a retail property REIT), Vectren Corporation (a gas and electric power utility), and HH Gregg, Inc. (a national home appliance and electronics retailer). Mr. Smith previously served as a director of Calumet Specialty Products, LP (a refiner of specialty petroleum products) from 2006 to 2009 and Intermune Inc. (a biopharmaceutical company). Mr. Smith also serves as a member of the Board of Trustees of DePauw University, a director of the Central Indiana Community Foundation and the Lumina Foundation, and the Chairman of the Indiana Commission for Higher Education.

CORPORATE GOVERNANCE

        The business and affairs of the Company are managed by or under the direction of our Board of Directors. The principal functions of the Board and its committees are to:

  •
  set policy for the Company;

  •
  assist with strategic planning;

  •
  select and monitor the performance of the Chief Executive Officer; and

  •
  provide management with appropriate advice and feedback concerning the business and operations of the Company.

        The principal functions of the Board and its committees are more fully described in the Company's Corporate Governance Guidelines, adopted by our Board of Directors on December 14, 2005. To achieve these goals, the directors will monitor the performance of the Company by regularly attending meetings of the Board and its committees. The Board held 5 regularly scheduled meetings and 4 special meetings during 2009.

        A copy of our Corporate Governance Guidelines is available on the Company's website at www.emsc.net and is also available in print to any stockholder who sends a request to Emergency Medical Services Corporation, Attn: Investor Relations, 6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado 80111, (303) 495-1200.

Board Oversight

        William A. Sanger has served in the combined role of Chief Executive Officer and Chairman of the Board since EMSC's formation in 2005. The Board has determined that having EMSC's Chief Executive Officer serve as Chairman of the Board is in the best interests of EMSC's stockholders at this time. This structure makes the best use of Mr. Sanger's extensive knowledge of EMSC and its industry, and fosters greater communication between EMSC's management and the Board.

        Mr. Le Blanc is serving as our Lead Director. In that role, his primary responsibility is to preside over periodic executive sessions of our Board of Directors in which management directors and other members of management do not participate, and he has the authority to call meetings of the non-management directors. The Lead Director also chairs certain portions of Board meetings, serves as liaison between the Chairman of the Board and the non-management directors, and develops, together with the Chairman, the agenda for Board meetings. The Lead Director will also perform other duties the Board delegates from time to time to assist the Board of Directors in fulfilling its responsibilities.

        Due to Mr. Le Blanc's position with Onex Corporation and its affiliated entities, he is not an independent director. We do not have an independent lead director. We believe that this structure is customary for public companies in which the lead stockholder continues to retain a majority voting interest, and we regard Mr. Le Blanc's leadership role on the Board as positive for the Company in that it fosters stability and encourages consensus-building and the development of stockholder value.

        In conjunction with our structure, we have implemented several other components to administer appropriate oversight of risk. Our Board meets regularly to discuss the strategic direction and the issues and opportunities facing our Company in light of trends and developments in the medical services industry and general business environment. Throughout the year, our Board provides guidance to management regarding our strategy and helps to refine our operating plans to implement our strategy. Each year, typically in January, the Board holds a meeting with executive management dedicated to discussing and reviewing our long-term corporate plans and strategy. In this session, the Board discusses EMSC's market position and competitive landscape in the context of an industry overview as the basis to develop short- and long-range plans. The involvement of the Board in setting our business strategy is critical to the determination of the types and appropriate levels of risk undertaken by the Company. Our Board is responsible for risk oversight as part of its fiduciary duties to the Company, and our Board administers its risk oversight function as a whole and through its Board committees. For example, in its committee charter, the Audit Committee is charged with the task of overseeing risk management and discussing risk and exposure strategies with EMSC's management and our independent auditor. In addition, the Board is sensitive to the potential for compliance concerns specifically related to our industry, and we have had a separate Compliance Committee that provides oversight on compliance-related legal and regulatory exposure and meets regularly with our chief legal and compliance executives.

        In 2010, the Company retained Towers Watson to conduct a risk assessment of its incentive plans. While the Company recognizes the inherent risks associated with incentive compensation, the Company also believes it is a crucial compensation element for growth-oriented companies. Our incentive plans contain various requirements to mitigate against risk, including requiring approvals of significantly-sized transactions by executive management and, as applicable, operating units within the Company which are not subject to the same incentive plans. In addition, certain transactions require approval of the Board. In the case of incentive plans applicable to our sales team and our Mergers & Acquisitions Department, which are the two groups in the Company with transaction-driven compensation incentives, we utilize "holdbacks" in which a significant portion of the applicable incentive compensation is not paid until the Company realizes the budgeted profit from the incentivized activity.

Code of Business Conduct and Ethics and Code of Ethics for the Chief Executive Officer and Senior Financial Officers

        The Board of Directors has adopted a "Code of Business Conduct and Ethics" that applies to all of the Company's officers, employees and directors, and a "Code of Ethics for the Chief Executive Officer and Senior Financial Officers" that applies to our Chief Executive Officer, Chief Financial Officer, corporate officers with financial and accounting responsibilities, including the controller, treasurer and any chief accounting officer, and any other person performing similar tasks or functions. The Code of Business Conduct and Ethics and the Code of Ethics for the Chief Executive Officer and Senior Financial Officers are available at the "Corporate Governance" section of the Company's website at www.emsc.net. Copies of these codes may also be obtained free of charge from the Company upon a request to Emergency Medical Services Corporation, Attn: Investor Relations, 6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado 80111, (303) 495-1200.

        We will promptly disclose any substantive changes in or waiver from, together with reasons for any waiver, either of these codes granted to our executive officers, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and our directors by posting such information in the "Corporate Governance" section of our website at www.emsc.net.

Director Independence

        Onex Corporation currently controls more than 50% of our combined voting power and we are, therefore, a "controlled company" under the rules of the NYSE. We currently avail ourselves of the "controlled company" exception under the NYSE rules, which eliminates the requirements that our compensation and governance and nominating committees be composed entirely of independent directors.

        Our Board of Directors consists of seven directors, including five independent directors under NYSE rules: Kevin E. Benson, Steven B. Epstein, Paul B. Iannini, M.D., James T. Kelly and Michael L. Smith. The Board of Directors has affirmatively determined that Messrs. Benson, Epstein, Iannini, Kelly and Smith do not have any material relationships with the Company and are independent under the criteria established by the New York Stock Exchange for independent board members.

        Mr. Epstein is a partner of a law firm that receives fees from the Company, and therefore does not meet the additional audit committee criteria for independence under the NYSE rules. As of the date of the Annual Meeting, Mr. Smith will be serving on the audit committee of the boards of directors of three other publicly traded companies. The Board of Directors has determined that the simultaneous service by Mr. Smith on the audit committees of more than three public companies would not impair his ability to effectively serve as a member of the Company's audit committee.

Executive Sessions

        The Board of Directors generally holds executive sessions of the non-management directors at least quarterly, following regularly scheduled in-person meetings of the Board of Directors. Executive sessions do not include any employee directors of the Company. Mr. Le Blanc, the Lead Director, generally presides over the executive sessions of the non-management directors.

Board Attendance at Annual Stockholder Meeting

        Board members are invited to attend the Company's annual stockholder meetings but they are not required to do so. The Company reimburses the travel expenses of any director who travels to attend the Annual Meeting. William Sanger, who is also the President and Chief Executive Officer of the Company, was the only Board member who attended last year's annual stockholder meeting.

Communications with Directors

        Stockholders, employees or other interested parties may communicate with the Board of Directors of the Company, and its Audit Committee, by calling the Ethics & Integrity Helpline at (877) 835-5267 or by writing to Emergency Medical Services Corporation, Attn: Corporate Secretary, 6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado 80111. These communications will be reviewed by the Company's Ethics & Compliance Department as agent for the non-management directors in facilitating direct communications to the Board of Directors and its Audit Committee. All communications will be handled in a confidential manner, to the degree the law allows. Communications may be made on an anonymous basis; however, in these cases the reporting individual must provide sufficient details for the matter to be reviewed and resolved. The Company will not tolerate any retaliation against an employee who makes a good faith report.

        An interested person may direct communications to any member of our Board of Directors, including our Lead Director, Mr. Le Blanc. However, phone calls to the Ethics & Integrity Helpline will be directed to the appropriate contact at the Company, and may not be directed to our Board of Directors unless specifically requested by the caller. Unless otherwise requested, for calls to the

Ethics & Integrity Helpline directed to the Board of Directors, the Ethics & Compliance Department will:

  •
  direct communications containing complaints relating to accounting, internal accounting controls or auditing matters to the Audit Committee,

  •
  direct communications containing complaints of non-compliant behavior, such as allegations with respect to non-compliance with healthcare regulations or antitrust violations in the organization, to the Compliance Committee, and

  •
  direct proposals, nominations and recommendations for prospective director nominees to the chairman of the Nominating and Corporate Governance Committee.

Copies of actual communications will be provided to the Board of Directors upon its request. The Company will reiterate to employees annually the process for communicating concerns.

Committees of the Board of Directors

        Our Board of Directors maintains four committees: an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee and a Compliance Committee. The committee charters are available on our website at www.emsc.net and are also available in print to any stockholder who submits a request to Emergency Medical Services Corporation, Attn: Investor Relations, 6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado 80111, (303) 495-1200.

Audit Committee

Members	Principal Functions	Meetings in 2009
Michael L. Smith, Chair Kevin E. Benson Paul B. Iannini, M.D. James T. Kelly	• Ensures that the Company conducts its business in conformance with appropriate legal and regulatory standards and requirements.	4

•       Annually selects, appoints, evaluates, determines the compensation of, and retains the independent auditors, reviews the services to be performed by the independent auditors and the terms of their engagement, exercises oversight of their activities and, where appropriate, terminates and/or replaces the independent auditors.

	• Oversees and ensures adequacy of internal controls and risk management.
	• Reviews with management and the independent auditors the Company's quarterly and annual periodic reports and other financial disclosures such as earnings releases.
	• Reviews the results of each external audit and considers the adequacy of the Company's internal controls.
	• Determines the duties and responsibilities of the internal auditors, reviews the internal audit program, and oversees other activities of the internal auditing staff.
	• Prepares a report to stockholders included in the Company's annual proxy statement.

        The Board has determined that Mr. Smith is an "audit committee financial expert" as defined under the SEC rules. The Board has determined that each member of the Audit Committee is "independent" and "financially literate" in accordance with the listing standards of the NYSE and the SEC.

Compensation Committee

Members	Principal Functions	Meetings in 2009
James T. Kelly, Chair Kevin E. Benson Robert M. Le Blanc Michael L. Smith	• Administers the Company's stock option plans including the review and grant of stock options to all eligible employees and directors.	5
	• Reviews and approves corporate goals and objectives relevant to Mr. Sanger's compensation, evaluates his performance, determines and approves Mr. Sanger's compensation.
	• Reviews and approves the evaluation process and compensation for the Company's officers.
	• Prepares a report to stockholders included in the Company's annual proxy statement.

        As the Company is a "controlled" company, one of our current Compensation Committee members, Mr. Le Blanc, is not independent, as is permitted by NYSE rules. Mr. Le Blanc does not participate in the approval by the Compensation Committee of equity awards to executive officers.

Compliance Committee

Members	Principal Functions	Meetings in 2009
Robert M. Le Blanc, Chair Steven B. Epstein Paul B. Iannini, M.D.	• Ensures proper communication of compliance issues to the Board and its committees.	4
James T. Kelly Michael L. Smith	• Reviews significant compliance risk areas and management's efforts to monitor, control and report such risk exposures.
	• Monitors the effectiveness of the Company's Ethics and Compliance Department.
	• Reviews and approves compliance related policies and proceedings.

        As the Company is a "controlled" company, one of our current Compliance Committee members, Mr. Le Blanc, is not independent as permitted by NYSE rules.

Corporate Governance and Nominating Committee

Members	Principal Functions	Meetings in 2009
Steven B. Epstein, Chair Kevin E. Benson Paul B. Iannini, M.D.	• Establishes procedures for the nomination process and recommends candidates for election to the Board.	3
James T. Kelly Robert M. Le Blanc William A. Sanger	• Recommends committee assignments, and the establishment of special committees' committee chairs.
Michael L. Smith	• Reviews and reports to the Board of Directors on corporate governance matters.
• Oversees the evaluation of the Board of Directors and management.

        As the Company is a "controlled" company, two of our current Corporate Governance and Nominating Committee members, Messrs. Le Blanc and Sanger, are not independent as is permitted by the NYSE rules.

Nomination of Directors

        In accordance with the Corporate Governance and Nominating Committee charter, when a vacancy exists on the Board, the Corporate Governance and Nominating Committee will identify and evaluate potential director candidates and recommend to the Board individuals to fill such vacancy either through appointment by the Board or through election by stockholders. The Committee will consider recommendations of management, stockholders and others.

        When evaluating a potential director candidate, the Committee will consider such criteria as it deems appropriate, including a candidate's integrity, judgment, willingness, capability, experience with businesses and other organizations of comparable nature or size, and the interplay of a candidate's experience with the experience of other Board members. EMSC does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but under the terms of its committee charter, the Corporate Governance and Nominating Committee considers diversity as one factor in determining suitability of candidates for nomination to the Board; it has not further identified any specific attributes it wishes to diversify on the Board. In addition to these factors, the Committee emphasizes healthcare-specific experience and knowledge in potential candidates, and our Board reflects a profound commitment to the healthcare industry. As a result of the general qualifications we seek and our specific considerations related to our industry, we believe there exists typically a small group at any given time with the acumen we require of our Board members. Since the inception of EMSC, our Board has emphasized seeking a balance of varied experiences within the healthcare industry and corporate management for members serving on our Board.

        The Corporate Governance and Nominating Committee does not distinguish between the qualities it considers in its own nominations and nominations by third parties. A significant portion of the tasks assigned to the Corporate Governance and Nominating Committee, however, is to identify potential candidates for the Board that meet the Company's established objectives and criteria, which is inapplicable to unsolicited nominations. The Corporate Governance and Nominating Committee is nevertheless tasked with establishing procedures for unsolicited nominations, such as appropriate deadlines and information requirements for potential candidates. The Company has not received any unsolicited Board nominations to date.

        The evaluation process described above is also utilized with respect to nominees submitted by our stockholders. The Committee did not receive any recommendations from stockholders proposing candidates for election at the Annual Meeting. To recommend a prospective nominee for consideration, submit the candidate's name and qualifications to the following address:

    Emergency Medical Services Corporation
    6200 S. Syracuse Way, Suite 200
    Greenwood Village, Colorado 80111
    Attention: Corporate Secretary

        All stockholder nominations for directors must comply with the procedures set forth in the Company's By-Laws. For the Corporate Governance and Nominating Committee to consider a candidate recommended by a holder of our class A common stock for nomination, the recommendation must be delivered or mailed to and received by our Corporate Secretary at the Company's principal office not later than 120 days before the anniversary of the prior year's annual meeting, in the case of an annual meeting and, in the case of a special meeting, the close of business on the fifteenth day following the date on which the Company first publicly discloses the date of the special meeting. In particular, for nominations to be considered at the 2011 annual meeting of stockholders, the recommendation must be received by January 18, 2011. The notice must:

  (i)
  give the stockholder's name, age and business and residence address and those of the person(s) to be nominated,

  (ii)
  give principal occupation of the nominee,

  (iii)
  represent that the stockholder is a holder of record at the time of the notice and intends to be a holder on the record date (giving the number of shares and class) and intends to be at the meeting in person or by proxy to make the nomination(s),

  (iv)
  describe any arrangements or understandings between the stockholder, the nominee(s) and any other person(s) (naming the person(s)) pursuant to which the nomination is made,

  (v)
  provide any other information about the nominee(s) that must be disclosed in a proxy statement under the SEC's proxy rules, and

  (vi)
  include the consent of each nominee to serve as a director if elected.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

        Non-employee directors' compensation is set by the Board of Directors at the recommendation of the Corporate Governance and Nominating Committee. In developing its recommendations, the Corporate Governance and Nominating Committee is guided by the following goals:

  •
  compensation should fairly pay directors for work required in companies similar in size and scope to the Company,

  •
  compensation should align directors' interests with the long-term interest of stockholders, and

  •
  the structure of the compensation should be simple, transparent, and easy for stockholders to understand.

        The Corporate Governance and Nominating Committee reviews and recommends to the Board of Directors for its approval all compensation of the Company's non-employee directors, but no member of the Corporate Governance and Nominating Committee may act to fix his or her own compensation except as uniformly applied to all of the Company's non-employee directors.

        In May 2007, our stockholders adopted the Non-Employee Director Compensation Program, which provides for the compensation of our non-employee directors, consisting of all of our current directors other than Mr. Sanger, our President and Chief Executive Officer, and Mr. Le Blanc, who is our Lead Director but not an employee of the Company. Under the Non-Employee Director Compensation

Program, each of our non-employee directors other than Mr. Le Blanc receives an annual cash retainer of $50,000, payable in four equal quarterly installments. In addition, immediately following each annual meeting of our stockholders, each non-employee director (other than Mr. Le Blanc) then serving on the Board of Directors shall be granted a number of Restricted Share Units, or RSUs, representing the right to receive a number of shares of class A common stock (rounded up to the closest whole share) having a fair market value of $100,000 (based on the closing price of our class A common stock on the New York Stock Exchange on the business day immediately preceding the grant date). The number of RSUs granted to a non-employee director appointed to the Board other than at an annual meeting of stockholders will be pro-rated based on the number of days on which such non-employee director will serve as a Board member until the next annual meeting of stockholders. RSUs vest on the date of the next following annual meeting of stockholders, immediately prior to the vote for directors, and are currently paid in shares of our class A common stock (one share for each RSU) unless the non-employee director has made an election to defer the receipt of such shares at the time and in the manner provided by the Board. All directors on the Board have made an affirmative election to defer receipt of shares pursuant to the RSUs as permitted.

        Directors who are employees of the Company receive no compensation for their services as a director. Mr. Le Blanc receives no compensation for his services as a member of the Board of Directors, its committees, or as Lead Director.

Non-Employee Director Compensation for Fiscal Year 2009

        In 2009, we provided the following compensation to members of our Board of Directors other than Messrs. Sanger and Le Blanc.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Stock Option Awards(2)	All Other Compensation ($)	Total ($)
Kevin E. Benson	50,000	100,000			150,000
Steven B. Epstein	50,000	100,000	—	—	150,000
Paul B. Iannini, M.D.	50,000	100,000	—	—	150,000
James T. Kelly	50,000	100,000	—	—	150,000
Michael L. Smith	50,000	100,000	—	—	150,000

(1)
Each non-employee director other than Mr. Le Blanc received a grant on May 19, 2009 of RSUs with a grant date fair value of $100,000 (3,018 shares). These shares will vest on May 18, 2010, the date of the 2010 Annual Meeting, immediately prior to the election of directors, since each director attended at least 75% of board and committee meetings held in 2009. The table shows the expense that will be recognized by the Company for the RSUs for each director's stock award. As of December 31, 2009, each of Messrs. Epstein, Kelly and Smith and Dr. Iannini had 17,868 RSUs outstanding and Mr. Benson had 5,392 RSUs outstanding.

(2)
No stock options were granted to directors in 2009.

        Our non-employee directors had no outstanding stock option awards as of December 31, 2009.

Certain Relationships and Related Party Transactions

        Our Audit Committee is responsible for reviewing and addressing potential conflicts of interest of directors and executive officers. That committee also reviews and discusses with management and the independent auditor, and approves, if it deems appropriate, any transaction or course of dealing with related parties that would be required to be disclosed pursuant to Item 404 of Regulation S-K (the SEC's set of disclosure rules for certain related party transactions).

Transactions with Laidlaw

        Pursuant to stock purchase agreements with Laidlaw International, Inc. and a subsidiary of Laidlaw, on February 10, 2005 we purchased all the capital stock of AMR and EmCare. Pursuant to the stock purchase agreements, we are indemnified by the seller (a subsidiary of Laidlaw that directly owned AMR and EmCare) and Laidlaw, subject to specified exceptions, for losses arising from:

  •
  breaches by the seller of its representations, warranties, covenants and agreements contained in the stock purchase agreements,

  •
  damages relating to certain government investigations, and

  •
  tax liabilities for periods prior to closing.

Laidlaw International, Inc. was acquired by a third party in 2007.

Management Fee Agreement with Onex Partners Manager LP

        We are party to a management agreement dated February 10, 2005 with Onex Partners Manager LP, or Onex Manager, a wholly-owned subsidiary of Onex Corporation. In exchange for an annual management fee of $1.0 million, Onex Manager provides us with consulting and management advisory services for corporate finance and strategic planning and such other management areas to which the parties agree. The annual fee may be increased, to a maximum of $2.0 million, with the approval of directors of each of AMR and EmCare that are not affiliated with Onex. We also reimburse Onex Manager for out-of-pocket expenses incurred in connection with the provision of services pursuant to the agreement, and we reimbursed Onex Manager for out-of-pocket expenses incurred in connection with our acquisition of AMR and EmCare. The initial term of the management agreement ended on February 10, 2010, but it is subject to automatic one-year renewals, unless terminated by either party by notice given at least 90 days prior to the scheduled expiration date. For the year ended December 31, 2009, we paid Onex Manager $1.0 million pursuant to this management agreement.

Employment Agreements and Indemnification Agreements

        We have employment agreements with Messrs. Sanger, Owen, Zimmerman and Bruning, and with certain of our other senior executives. We also had an employment agreement with Jim Murphy through March 31, 2010. For a description, see "Employment Agreements and Severance Agreements."

        We have also entered into indemnification agreements with each of our directors, and our executive employment agreements include indemnification provisions. Under those agreements, we agree to indemnify each of these individuals against claims arising out of events or occurrences related to that individual's service as our agent or the agent of any of our subsidiaries to the fullest extent legally permitted.

Equityholder Agreements

        On February 10, 2005, we entered into an investor equityholders agreement with certain of our equityholders, including each of the named executive officers, which has subsequently been amended. Under this amended agreement, until the fifth anniversary of the closing of the initial public offering of EMSC's common stock, the right of these equityholders to sell common stock owned immediately prior to our initial public offering, and any shares issued upon the exercise of options held by them immediately prior to the Company's initial public offering, is limited. Each equityholder not affiliated with Onex Corporation or its affiliates will be obligated to maintain aggregate holdings of stock and options received prior to EMSC's initial public offering in an amount equal to, or greater than, the aggregate percentage ownership of such Onex entities in EMSC. The other substantive provisions of the investor equityholders agreement terminated upon completion of the Company's initial public offering.

Relationship with Law Firm

        Steven B. Epstein, one of our directors and a member of certain committees, including the Compliance Committee, is a founding member and the senior healthcare law partner in the Washington, D.C. firm of Epstein, Becker & Green, P.C., or EBG. EBG provided healthcare-related legal services to Onex in connection with our acquisition of AMR and EmCare. Furthermore, as part of its legal services, EBG has been retained to provide legal representation to the Company on various matters, including in connection with a previously disclosed United States Department of Justice subpoena relating to the operations of certain AMR affiliates in New York. We paid EBG $1,933,201 in 2009 for legal services rendered.

Transaction with Onex-Controlled Entity

        The Company's subsidiary, AMR, on behalf of itself and certain of its subsidiaries, entered into an agreement in 2006 with Skilled Healthcare LLC, or Skilled, an operator of 76 skilled nursing facilities and 21 assisted living facility business affiliates in six states. Pursuant to this agreement, AMR became a preferred provider of medical transportation services for Skilled. In fiscal 2009, AMR had total gross revenue of $1,373,792 under this agreement. The agreement had an initial three-year term, and renews automatically until terminated. Affiliates of Onex Corporation, which own more than a majority of our equity, own more than a majority of the equity of Skilled Healthcare Group, Inc., or Skilled Healthcare Group, Skilled's parent company. Robert Le Blanc, a director of the Company, is also a director of Skilled Healthcare Group, and Mr. Le Blanc and certain other directors of our Company own equity interests in Skilled Healthcare Group; our directors own, in the aggregate, less than 1% of the equity of Skilled Healthcare Group.

Compensation Committee Interlocks and Insider Participation

        During 2009, the Compensation Committee was comprised of the following four non-employee directors: Mr. Kelly, Chair, Mr. Benson, Mr. Le Blanc, and Mr. Smith. There were no members of the Compensation Committee who served as an officer or employee of the Company or any of its subsidiaries during 2009. In addition, during 2009, no executive officer of the Company served as a director or as a member of the compensation committee of a company (i) whose executive officer served as a director or as a member of the Compensation Committee of the Company and (ii) which employs a director of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND OFFICERS

Principal Holders of the Company's Stock

        The following table sets forth all persons known to us to be the beneficial owners of more than 5% of our class A and class B common stock or our class B special voting stock as of April 1, 2010.

        We report the amounts and percentages of our voting stock, including our common stock, beneficially owned on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, including our common stock subject to a stock option or similar security that is exercisable within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of a security.

        Our LP exchangeable units are exchangeable on a one-for-one basis for shares of class B common stock at any time at the option of the holder. Accordingly, this table assumes the exchange of all LP exchangeable units for class B common stock. Until such exchange, the holders of the LP exchangeable units have the benefit of the class B special voting stock through which the holders may exercise voting rights as though they held the same number of shares of class B common stock. As a result, each person identified as a beneficial owner of class B common stock may also be deemed to own beneficially a percentage of the one share of class B special voting stock approximately equal to that person's percentage ownership of the class B common stock. Moreover, because our class B common stock is convertible at any time on a one-for-one basis for shares of class A common stock at the option of the holder, each holder of class B common stock may be deemed to own an equal number of shares of class A common stock. On all matters to be voted on by our stockholders, our class A common stock has one vote per share and our class B common stock has ten votes per share.

        Except as described above with respect to the shared right to direct the vote of the class B special voting stock, and as we describe in the footnotes to the following table, to our knowledge each of the beneficial owners has sole voting and investment power with respect to the voting securities beneficially owned.

Name and Address of Beneficial Owners of Common Stock	Shares Beneficially Owned(1)	Percentage of Class	Percentage of All Equity Shares	Percent of Voting Power(2)
Onex Corporation	1 class B special voting stock	100.0%	*	81.7%
Onex Corporation	13,724,676 class B(3)	99.5%	31.3%	81.7%
Onex Partners LP	7,363,737 class B(4)	53.4%	16.8%	43.8%
Onex Partners LLC	4,747,767 class B(5)	34.4%	10.8%	28.3%
Onex EMSC Co-Invest LP	1,216,062 class B(6)	8.8%	2.8%	7.2%
EMS Executive Investco LLC	273,425 class B(7)	2.0%	0.6%	1.6%
Onex US Principals LP	123,685 class B(8)	0.9%	0.3%	0.7%
Capital Research Global Investors(9)	3,156,100 class A	10.5%	7.2%	1.9%
FMR LLC(10)	2,308,590 class A	7.7%	5.3%	1.4%
The Vanguard Group, Inc.(11)	1,637,387 class A	5.4%	3.7%	1.0%
BlackRock, Inc.(12)	1,537,511 class A	5.1%	3.5%	*

*
Represents less than 1%.

(1)
According to the SEC rules, any securities not outstanding (such as shares of our class B common stock issuable on conversion of our LP exchangeable units) should be assumed to be outstanding only for the calculation of beneficial ownership of the individual who beneficially owns such shares. Our calculation of the beneficial ownership of our class B common stock assumes the exchange of all of our LP exchangeable units for class B common stock because the LP exchangeable unit holders currently have the power to direct a number of votes equal to the votes they would cast if they exchanged their LP exchangeable units for class B common stock.

(2)
On each matter submitted to the stockholders for their vote, our class A common stock is entitled to one vote per share, our class B common stock is entitled to ten votes per share, reducing to one vote per share under certain limited circumstances, and our class B special voting stock is entitled to a number of votes that could be cast if all of the outstanding LP exchangeable units were exchanged for class B common stock. Except as required by law, our class A common stock, class B common stock and class B special voting stock vote together on all matters submitted to stockholders for their vote.

(3)
Includes the following: (i) 7,363,737 LP exchangeable units held by Onex Partners LP; (ii) 4,747,767 LP exchangeable units held by Onex Partners LLC; (iii) 1,216,062 LP exchangeable units held by Onex EMSC Co-Invest LP; (iv) 273,425 LP exchangeable units held by EMS Executive Investco LLC; (v) 123,685 LP exchangeable units held by Onex US Principals LP; and (vi) 45 class B shares held by Onex American Holdings II LLC. Onex Corporation may be deemed to own beneficially the LP exchangeable units held by (a) Onex Partners LP, through Onex' ownership of all of the common stock of Onex Partners GP Inc., the general partner of Onex Partners GP LP, the general partner of Onex Partners LP; (b) Onex Partners LLC, through Onex' ownership of all of the equity of Onex Partners LLC; (c) Onex EMS Co-Invest LP, through Onex' ownership of all of the common stock of Onex Partners GP Inc., the general partner of Onex Partners GP LP, the general partner of Onex EMSC Co-Invest LP; (d) EMS Executive Investco LLC, through Onex' ownership of Onex American Holdings II LLC which owns 100% of the voting power of EMS Executive Investco LLC; and (e) Onex US Principals LP through Onex' ownership of all of the equity of Onex American Holdings GP LLC, the general partner of Onex US Principals LP. Onex Corporation disclaims such beneficial ownership. The address for Onex Corporation is 161 Bay Street, Toronto, ON M5J 2S1, Canada.

  Mr. Gerald W. Schwartz, the Chairman, President and Chief Executive Officer of Onex Corporation, owns shares representing a majority of the voting rights of the shares of Onex Corporation and as such may be deemed to own beneficially all of the LP exchangeable units owned beneficially by Onex Corporation. Mr. Schwartz disclaims such beneficial ownership.

(4)
All of the LP exchangeable units owned by Onex Partners LP may be deemed owned beneficially by each of Onex Partners GP LP, Onex Partners GP, Inc. and Onex Corporation. The address for Onex Partners LP is c/o Onex Investment Corporation, 712 Fifth Avenue, New York, New York 10019.

(5)
All of the LP exchangeable units owned by Onex Partners LLC may be deemed owned beneficially by Onex Corporation. The address for Onex Partners LLC is 421 Leader Street, Marion, Ohio 43302.

(6)
All of the LP exchangeable units owned by Onex EMSC Co-Invest LP may be deemed owned beneficially by each of Onex Partners GP LP, Onex Partners GP, Inc. and Onex Corporation. The address for Onex EMSC Co-Invest LP is c/o Onex Investment Corporation, 712 Fifth Avenue, New York, New York 10019.

(7)
All of the LP exchangeable units owned by EMS Executive Investco LLC may be deemed owned beneficially by each of Onex American Holdings II LLC (owner of 100% of the voting power of EMS Executive Investco LLC) and Onex Corporation (owner of all of the equity of Onex American Holdings GP LLC). The address for EMS Executive Investco LLC is c/o Onex Investment Corporation, 712 Fifth Avenue, New York, New York 10019.

(8)
All of the LP exchangeable units owned by Onex US Principals LP may be deemed owned beneficially by each of Onex American Holdings GP LLC (the general partner of Onex US Principals LP) and Onex Corporation (owner of all of the equity of Onex American Holdings GP LLC). The address for Onex US Principals LP is c/o Onex Investment Corporation, 712 Fifth Avenue, New York, New York 10019.

(9)
Based solely on information contained in the Form 13G/A filed with the SEC by Capital Research Global Investors on March 9, 2010. The address for Capital Research Global Investors is 333 South Hope Street, Los Angeles, CA 90071.

(10)
Based solely on information contained in the Form 13G filed with the SEC by FMR LLC on February 16, 2010. The address for FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.

(11)
Based solely on information contained in the Form 13G filed with the SEC by The Vanguard Group, Inc. on February 8, 2010. The Vanguard Group, Inc. shares the power to dispose or to direct the disposition of 33,461 shares of class A common stock with Vanguard Fiduciary Trust Company a wholly-owned subsidiary of The Vanguard Group, Inc. The address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(12)
Based solely on information contained in the Form 13G filed with the SEC by BlackRock, Inc. on January 29, 2010. The address for BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

Security Ownership of Directors and Executive Officers

        The following table sets forth the number of shares of our voting securities, including the number of shares of common stock subject to stock options, beneficially owned as of April 1, 2010 by each director and each executive officer named in the Summary Compensation Table, and by all directors and executive officers as a group. Except as we describe in the footnotes, to our knowledge, each named person has sole voting and investment power with respect to the shares shown in the table. Beneficial ownership is determined on the basis of the rules of the SEC. Please see "—Principal Holders of the Company's Stock" for a description of those rules.

Name	Common Stock		Shares Subject to Options(1)(2)	Total Shares Beneficially Owned	Percentage of Class(3)	Percentage of Equity Shares	Percentage of Voting Power
Directors
Kevin E. Benson	5,392 class A		—	5,392 class A	*	*	*
Steven B. Epstein(4)	31,018 class A	(5)	—	31,018 class A	*	*	*
Paul B. Iannini, M.D.(4)	17,868 class A	(5)	—	17,868 class A	*	*	*
James T. Kelly(4)	57,868 class A	(5)	—	57,868 class A	*	*	*
Robert M. Le Blanc	56,064 class B	(6)	—	56,064 class B	86.2%	*	*
William A. Sanger(4)	237,500 class A		682,543 class A	920,043 class A	3.1%	2.1%	*
Michael L. Smith(4)	39,353 class A	(5)(7)	—	39,353 class A	*	*	*
Officers
William A. Sanger(4)	237,500 class A		682,543 class A	920,043 class A	3.1%	2.1%	*
Randel G. Owen(4)	23,125 class A		140,230 class A	163,355 class A	*	*	*
Todd G. Zimmerman(4)	22,124 class A	(5)	78,805 class A	100,929 class A	*	*	*
James Murphy(8)	11,197 class A		3,125 class A	14,322 class A	*	*	*
Mark E. Bruning(4)	4,166 class A		14,375 class A	18,541 class A	*	*	*
All directors and executive officers as a group (11 persons)	449,611 class A		920,078 class A	1,369,689 class A	4.5%	3.1%	*
	56,064 class B		—	56,064 class B	86.2%	*	*

*
Represents less than 1%.

(1)
Represents stock options that are exercisable as of April 1, 2010 or become exercisable within 60 days of April 1, 2010.

(2)
The options granted in 2005 are fully vested and exercisable; subsequent grants vest ratably over four years from the date of grant.

(3)
The percentage of class A common stock based solely upon class A common stock outstanding as of April 1, 2010 and does not include shares of other classes convertible into class A common stock.

(4)
The address of these stockholders is c/o Emergency Medical Services Corporation, 6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado 80111.

(5)
With respect to each of Messrs. Epstein, Kelly, and Smith and Dr. Iannini, includes 3,018 Restricted Share Units granted pursuant to the Company's Non-Employee Director Compensation Program in 2009 that will vest on May 18, 2010, the date of the Annual Meeting. Each Restricted Share Unit represents the right to receive one share of class A common stock. With respect to Mr. Zimmerman, includes 13,332 restricted shares, which vested on June 14, 2009 subject to exercisability restrictions which were deemed satisfied by the Board in February 2010 in accordance with Mr. Zimmerman's restricted stock award agreement.

(6)
Includes (i) 35,814 LP exchangeable units held by Onex US Principals LP which may be deemed owned beneficially by Mr. Le Blanc by reason of his pecuniary interest in the LP exchangeable units owned by Onex US Principals LP and

  (ii) 20,250 LP exchangeable units owned by Onex EMSC Co-Invest LP which may be deemed to be owned beneficially by Mr. Le Blanc by reason of his pecuniary interest in Onex EMSC Co-Invest LP. Mr. Le Blanc disclaims beneficial ownership of the LP exchangeable units owned by Onex US Principals LP and Onex EMSC Co-Invest LP. Mr. Le Blanc's address is c/o Onex Investment Corporation, 712 Fifth Avenue, New York, New York 10019.

(7)
Includes 14,353 shares of our class A common stock held by the Michael L. Smith Grantor Retained Annuity Trust, dated October 1, 2005.

(8)
The address of this stockholder is c/o EmCare Holdings Inc., 1717 Main Street, Suite 5200, Dallas, Texas 75201.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors, executive officers and persons who beneficially own more than 10% of the Company's class A common stock (referred to as "Reporting Persons") file reports of initial ownership and changes in ownership of the Company's common stock with the SEC. The SEC regulations require the Reporting Persons to furnish the Company with copies of such reports. Based solely on our review of copies of these reports received by us with respect to our year ended December 31, 2009, we believe that during 2009 all Reporting Persons filed on a timely basis all reports required of them, other than the Form 4 reports filed on May 28, 2009 on behalf of each of our non-employee directors (other than Mr. Le Blanc), who each received an automatic annual grant of Restricted Share Units on May 19, 2009, and the filing of a Form 3 on April 1, 2009 on behalf of our Chief Accounting Officer following his initial entry into Section 16(a) status on February 10, 2009.

EXECUTIVE COMPENSATION

Executive Officers of the Company

        The following information regarding the Company's executive officers is as of April 1, 2010.

Name	Age	Position
William Sanger	59	Director, Chairman, President and Chief Executive Officer
Randel G. Owen	51	Chief Financial Officer and Executive Vice President
Todd G. Zimmerman	44	President of EmCare and Executive Vice President of EMSC

        Set forth below is a description of the background of each of our executive officers other than Mr. Sanger. A description of Mr. Sanger's background is set forth in the section of this Proxy Statement entitled, "Proposal 1—Election of Directors—Director Nominees."

        Randel G. Owen has been Chief Financial Officer of EMSC and its predecessor since February 10, 2005 and was appointed Executive Vice President as of December 1, 2005. Mr. Owen was appointed Executive Vice President and Chief Financial Officer of AMR in March 2003. He joined EmCare in July 1999 and served as Executive Vice President and Chief Financial Officer from June 2001 to March 2003. Before joining EmCare, Mr. Owen was Vice President of Group Financial Operations for PhyCor, Inc., a medical clinic operator, in Nashville, Tennessee from 1995 to 1999. Mr. Owen has more than 25 years of financial experience in the healthcare industry. Mr. Owen received an accounting degree from Abilene Christian University.

        Todd G. Zimmerman has been President of EmCare since April 2010. Prior to this role, he served as General Counsel of EMSC and its predecessor from February 10, 2005 through March 2010. Mr. Zimmerman was appointed Executive Vice President of EMSC effective December 1, 2005. Mr. Zimmerman was appointed General Counsel and Executive Vice President of EmCare in July 2002 and of AMR in May 2004. Mr. Zimmerman joined EmCare in October 1997 in connection with

EmCare's acquisition of Spectrum Emergency Care, Inc. , an emergency department and outsourced physician services company, where he served as Corporate Counsel. Prior to joining Spectrum in 1997, Mr. Zimmerman worked in the private practice of law for seven years, providing legal advice and support to various large corporations. Mr. Zimmerman received his B.S. in Business Administration from St. Louis University and his J.D. from the University of Virginia School of Law.

        Mark E. Bruning was appointed President of AMR in May 2009, after having served as Executive Vice President since January 2008. Mr. Bruning has spent over 25 years of his career with AMR in numerous positions, and over 15 years in leadership roles with AMR. Prior to his current appointment, Mr. Bruning was a divisional Chief Operating Officer for AMR in AMR's Central Division. Mr. Bruning holds an MBA from the Kellogg Graduate School of Management at Northwestern University.

        James Murphy served as President and Chief Operating Officer of EmCare from 2008 until his retirement in March 2010. He is currently engaged by EmCare to provide transitional services, expected to be completed by April 1, 2011. Mr. Murphy joined EmCare in 1993 and has served with EmCare in varying capacities for more than 15 years, most recently as Executive Vice President from 2001 until his promotion in 2008. Prior to 2001, Mr. Murphy served as a Divisional Vice President and as a Regional Vice President of EmCare. Mr. Murphy earned his Bachelor's degree from Truman University and holds a Master's degree from the University of Iowa.

Officers and Key Employees

        Steve Murphy was appointed Senior Vice President of Government and National Services of EMSC effective December 1, 2005. He has served in that role with AMR since 2003. Prior to joining AMR in 1989, Mr. Murphy was National Vice President of Government Relations for CareLine Inc. and MedTrans, Inc., President and Chief Operating Officer of Pruner Health Services, Inc. and Chief Administrative Officer for Pruner's Napa Ambulance Service, Inc. Mr. Murphy has been active in emergency medical services and the ambulance industry for more than 30 years. He holds a Registered Nursing Degree and has been certified as a Certified Emergency Nurse and Mobile Intensive Care Nurse.

        Kimberly Norman was appointed Senior Vice President of Human Resources of EMSC effective December 1, 2005. Ms. Norman joined MedTrans, Inc. in June 1991 and joined AMR in 1997, when it merged with MedTrans. She has held various human resource positions for AMR, including Benefits Specialist, Manager of Human Resources and Employee Development, and Regional and National Vice President of Human Resources. Ms. Norman received her B.B.M. from the University of Phoenix and a Human Resource Management Certification from San Diego State University.

        Dighton C. Packard, M.D. has been Chief Medical Officer of EmCare since 1990 and became Chief Medical Officer of the predecessor of EMSC in April 2005. Dr. Packard is also the Chairman of the Department of Emergency Medicine at Baylor University Medical Center in Dallas, Texas and a member of the Board of Trustees for Baylor University Medical Center and for Baylor Heart and Vascular Hospital. Dr. Packard has practiced emergency medicine for more than 30 years. He received his B.S. from Baylor University at Waco and his M.D. from the University of Texas Medical School at San Antonio.

        Steve Ratton, Jr. has been Treasurer of EMSC and its predecessor since February 2005 and was appointed Senior Vice President of Mergers and Acquisitions effective December 1, 2005. Mr. Ratton joined EmCare in April 2003 as Executive Vice President and Chief Financial Officer. Prior to joining EmCare, Mr. Ratton served as Treasurer for Radiologix, Inc. from September 2001 to April 2003. Mr. Ratton was Vice President of Finance for Matrix Rehabilitation, Inc. from August 2000 to September 2001, and Director of Finance for PhyCor, Inc. from April 1998 to August 2000. Mr. Ratton has more than 20 years of experience in the healthcare industry, in both hospital and physician settings. Mr. Ratton has an accounting degree from the University of Texas at El Paso.

        R. Jason Standifird has been Vice President and Controller of EMSC and its predecessor since February 2005, and was appointed Chief Accounting Officer in February 2009. Mr. Standifird joined AMR in 2004 as its Controller, and is a Certified Public Accountant. Prior to joining AMR, Mr. Standifird was a manager with PricewaterhouseCoopers in their Assurance and Business Advisory Services division. Mr. Standifird has a B.S. degree from Boston College in Accounting and Finance.

COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis contains statements regarding our performance targets and goals. These targets and goals are discussed in the limited context of our compensation program and should not be considered statements of our management's expectations or estimates of results or other guidance. We specifically caution investors not to consider these statements in any other context.

Overview

        The ability to attract and retain highly motivated, qualified and experienced executives is a crucial element in our ability to maintain and enhance our status as a leading provider of emergency medical services in the United States. We believe that an effective and competitive executive compensation program is a critical factor in recruiting and retaining key executives. Moreover, the Compensation Committee of the Board strives for internal equity among our executive officers. Accordingly, the types of compensation and benefits offered to our executive officers are intended to be proportional to each executive officer's position and responsibilities and are therefore generally consistent among the group.

        The Compensation Committee has responsibility for establishing, implementing and monitoring compliance with our executive compensation philosophy. To that end, the Compensation Committee has developed, in consultation with management and outside consultants, an Executive Officer Evaluation and Compensation Plan which provides the Compensation Committee with a tool for gauging the compensation of our named executive officers. This plan sets forth certain core practices that define the overriding objectives for our executive compensation programs and the role of the various compensation elements in meeting those objectives. These core practices are as follows:

  •
  Ensure that all elements of executive compensation and benefits, and of the compensation process, are controlled by the Compensation Committee;

  •
  Ensure that total executive compensation levels are reasonably linked to the Company's performance, which may require that the Compensation Committee look beyond financial performance measures to the executives' achievement of other strategic goals of the Company;

  •
  Provide for compensation arrangements to be comparable to similar organizations and jobs, with realization of compensation linked to the executives' contributions toward achieving the Company's goals;

  •
  Require all elements of the executive compensation program to be reviewed and approved annually by the Compensation Committee, and require processes and programs to be reviewed regularly for compliance with relevant laws and regulations;

  •
  Design compensation arrangements so that they can be easily explained to, and understood by, individuals with a basic business background; and

  •
  Consider various programs and vehicles available for compensation, including cash and equity.

        Through these core practices, our executive compensation programs are designed to effectively attract, retain, and motivate top quality executives who have the ability to significantly influence the long-term financial success of EMSC, and who are responsible for effectively managing EMSC's operations in a way that maximizes stockholder value. The compensation programs for named executive officers seek to achieve a balance between compensation levels and the Company's annual and long-term budgets, strategic plans, business objectives, and stockholder expectations.

        Three officers of EMSC and its subsidiaries are currently compensated under the Executive Officer Evaluation and Compensation Plan: William A. Sanger, our Chairman, President and Chief Executive Officer, Randel G. Owen, our Executive Vice President and Chief Financial Officer, and Todd G. Zimmerman, our Executive Vice President and, since April 1, 2010, President of EmCare. Mr. Zimmerman served as our General Counsel through March 31, 2010, and the Compensation Committee plans to continue to compensate Mr. Zimmerman under the Executive Officer Evaluation and Compensation Plan for the remainder of 2010. The Compensation Committee does not currently expect to add additional employees into the Executive Officer Evaluation and Compensation Plan, and this plan is intended to provide Compensation Committee oversight of these three individuals' compensation rather than oversight of their respective positions as such. All elements of our compensation for these executive officers are determined by the Compensation Committee, which is comprised of three independent, non-employee directors and one non-employee director who is not deemed independent, as permitted under New York Stock Exchange rules due to the "controlled company" exception which applies to us.

        Senior level employees and officers other than Messrs. Sanger, Owen and Zimmerman participate in incentive plans available to a significant number of employees of the Company and its subsidiaries. Although some of these individuals may be "named executive officers" of the Company under the SEC rules based on their position and level of compensation in any fiscal year—in which case their compensation is disclosed in our proxy materials—their individual targets and performance measures are set by Mr. Sanger, to whom they typically report, rather than directly by the Compensation Committee. The Compensation Committee has the discretion to re-evaluate which officers are subject to the Executive Officer Evaluation and Compensation Plan, but there are no plans at this time to do so.

Elements of the Company's Executive Compensation Program

        During 2009, the compensation program for our named executive officers consisted of base salary, short-term cash incentives in the form of annual bonuses, and equity awards pursuant to the Amended and Restated 2007 Long-Term Incentive Plan. We granted equity awards in the form of stock options and shares of restricted stock to all of our named executive officers in 2009. During 2009, our named executive officers also participated in various benefit plans made available to most of our employees, and received certain other perquisites and benefits as detailed below.

Base Salary

        We pay each of our named executive officers a base salary in cash on a bi-weekly basis. The amount of the salary is reviewed annually and does not necessarily vary with the Company's performance. We seek to provide base salary in an amount sufficient to attract and retain individuals with the qualities necessary to ensure the short-term and long-term financial success of the Company. Base salary for each named executive officer is based upon appropriate competitive reference points, job responsibilities and such executive's ability to contribute to the Company's success. We currently intend to target salaries between the 50th and 75th percentiles of peer companies listed on pages 28 and 29 of this Proxy Statement, while recognizing individual differences in scope of responsibilities, qualifications, experience and leadership abilities. We also recognize the value of adjusting salaries as needed to maintain competitiveness vis-à-vis our peers without overemphasizing the use of automatic formulas.

Short-Term Incentives

        A portion of the named executive officers' targeted annual cash compensation is at risk, in the form of an annual cash incentive program which is contingent, in the case of each of Messrs. Sanger, Owen and Zimmerman, upon meeting annual objectives set by the Compensation Committee, and in the case of both Mr. Bruning and Mr. Murphy, upon meeting annual objectives pursuant to the Management and Exempt Incentive Plan, or MEIP. The primary purpose of the annual cash incentive plans is to focus the attention of the named executive officers on the operational and financial performance of the Company.

Long-term Incentives

        The Amended and Restated 2007 Long-Term Incentive Plan is intended to assure that the key individuals who impact our long-term success have a meaningful portion of their potential total compensation linked to their success in helping meet long-term performance objectives and increasing stockholder value.

        The Amended and Restated 2007 Long-Term Incentive Plan provides, among other things, for the issuance of stock options, restricted shares, restricted share units, stock appreciation rights, stock awards and performance shares to employees and independent contractors of the Company and its subsidiaries, including our named executive officers. The Compensation Committee currently intends to grant only stock awards, stock options and restricted shares under the Amended and Restated 2007 Long-Term Incentive Plan, but may award other forms of equity compensation in the future if it determines it is advisable to do so.

Other Compensation Elements

        We offer perquisites to our named executive officers in the form of auto allowances, certain automotive maintenance and operation expenses, as well as reimbursement of certain supplemental insurance expenses. Other than those perquisites, we do not have any other compensation elements, other than standard benefits that are available to most employees of the Company, such as 401(k) matching, subsidized medical, dental and vision insurance and life and disability insurance. From time to time, our Board of Directors and Compensation Committee may consider offering additional programs.

Role of the Compensation Committee, Executive Officers and Outside Consultants in Compensation Decisions

        The Compensation Committee is appointed by the Board of Directors and its functions include the following:

  •
  Annually review and approve goals and objectives relevant to compensation of the Chief Executive Officer, evaluate the Chief Executive Officer's performance in light of those goals and objectives, and determine and approve the Chief Executive Officer's compensation level, including base, bonus and equity compensation, based on that evaluation.

  •
  Review and approve on an annual basis the evaluation process and compensation structure for the Company's named executive officers, and designate the specific individuals subject to the Executive Officer Evaluation and Compensation Plan.

  •
  Administer and grant options and awards under the Company's equity incentive plan or other equity-based plans or programs that may be approved from time to time.

  •
  Review and provide management in drafting the Compensation Discussion and Analysis section included in the Company's annual proxy statement and make recommendations in connection with its review to the Board of Directors.

        To obtain access to independent compensation data, analysis and advice, the Compensation Committee retained the services of Towers Watson, previously Watson Wyatt Worldwide, and has the ability to retain Towers Watson, or other compensation consultants, in its discretion for future projects. Towers Watson was actively involved with the Compensation Committee in providing a wide-ranging compensation overview to assist the Compensation Committee in setting standards by which compensation was paid to management for fiscal 2007 and for fiscal 2008, in addition to limited engagement in the first quarter of 2009, primarily to review current market data and equity grants being considered for Messrs. Sanger, Owen and Zimmerman, Dr. Packard and the heads of EMSC's business segments, including Mr. Bruning and Mr. Murphy. Towers Watson also performed other compensation consulting services for the Company unrelated to compensation of the named executive officers for which Towers Watson received less than $120,000 in fees.

        The Compensation Committee retained the services of Towers Watson for fiscal year 2010, which started in the fourth quarter of 2009 and was substantially completed in the first quarter of 2010. Towers Watson provided consulting support to the Compensation Committee on various compensation program practices, including the following:

  •
  Analysis of executive compensation by reviewing publicly available proxy statements and conducting and analyzing a custom survey;

  •
  "Pay for performance" analysis with respect to both Mr. Sanger and Mr. Owen;

  •
  Attendance at Compensation Committee meetings, at the discretion of the Compensation Committee;

  •
  Review and revision of the Company's peer group composition; and

  •
  Compilation of presentation materials on market trends.

        The Compensation Committee meetings typically include an executive session without members of management present. In 2009, the Compensation Committee met 5 times, and all of those meetings included an executive session. The Compensation Committee believes that regular input from management provides useful information and perspectives to assist the Compensation Committee in reaching its own views on compensation, and that input from outside compensation consultants is particularly useful when considering large-scale review of our compensation process. The Compensation Committee makes the final decisions as to the design of the Company's programs and level of compensation for the Chief Executive Officer and the Company's other named executive officers compensated under the Executive Officer Evaluation and Compensation Plan, and is assisted by information and recommendations from our Chief Executive Officer, and, when it deems it appropriate, from Towers Watson. The Compensation Committee provides oversight of the compensation programs available to the other management employees of the Company, but does not generally review compensation on an individual basis to employees other than Messrs. Sanger, Owen and Zimmerman.

        The Compensation Committee considers a number of important and relevant factors when making decisions on compensation program structure and individual compensation awards and payments. Such factors include, but are not limited to: market competitiveness of total compensation opportunities, Company-wide performance, individual performance, retention risk and individual potential. The Compensation Committee has the benefit of direct access to compensation consultants, and may request various tools and analyses, as needed, to view a complete profile of executive officers' current total compensation, the value of their stock option and restricted stock awards, stock ownership and payments due under various termination scenarios.

        The Compensation Committee establishes all elements of compensation for the Chief Executive Officer and approves them only after careful consideration of all appropriate factors listed above. In setting total compensation for executives other than the Chief Executive Officer, the Compensation Committee considers both individual and Company-wide performance as well as salary recommendations from the Chief Executive Officer. In conducting market assessments to assist in setting executive compensation, the Compensation Committee has developed a peer group of publicly traded healthcare companies, which is reviewed periodically by the Compensation Committee, including in 2010. There are no public companies of similar size to the Company with precisely the same mission. The Compensation Committee used the following list of peer group companies in setting executive compensation awarded in 2009. This list was used to benchmark base salary, total cash compensation, and total equity compensation (including equity awards) for the named executive officers.

  •
  AMN Healthcare Services, Inc.

  •
  Apria Healthcare, Inc.

  •
  Centene Corporation

  •
  Community Health Systems, Inc.

  •
  Cross Country Healthcare, Inc.

  •
  Health Management Associates, Inc.

  •
  Healthsouth Corporation

  •
  Lifepoint Hospitals, Inc.

  •
  Lincare Holdings, Inc.

  •
  Magellan Health Services, Inc.

  •
  Manor Care, Inc.

  •
  Mednax, Inc.

  •
  Universal Health Services, Inc.

        The Compensation Committee's consultations with Towers Watson served as a basis for adjustments to the compensation for fiscal year 2009 to the named executive officers without fundamentally altering the structures of the compensation plans, and Towers Watson's ongoing work may be reflected in decisions by the Compensation Committee in 2010.

Determination of 2009 Compensation of Named Executive Officers

        The following sections describe the determination of the various elements of our compensation program for our named executive officers, including objectives, market positioning, structure, operation and other information specific to 2009 payments, awards and compensation adjustments.

Base Salary

        Base salary for each named executive officer is established at a level that we believe is sufficient to attract and retain individuals with the qualities necessary for the long-term financial success of the Company. Salaries are generally positioned between the 50th and 75th percentiles of the defined peer group.

        The Compensation Committee reviews base salaries of Messrs. Sanger, Owen and Zimmerman annually, in accordance with the provisions of the executive officers' employment agreements. Salary adjustments take into account market data in the context of an executive's role, responsibilities, experience, tenure, individual performance and contribution to our results. Working with management, the Compensation Committee has also developed an evaluation tool to periodically assess overall managerial and leadership skill. Because communication with the management team is an important component to successfully leading the Company, the evaluation tool elicits feedback from the applicable officer's direct reports, along with at least seventy-five percent of a larger group of "peer" management employees. This tool is used as one factor in the Compensation Committee's assessment of base salary for named executive officers when considering salary adjustments.

        Following discussions with the Chief Executive Officer and Towers Watson in February 2007, the Compensation Committee reviewed recommendations from the Chief Executive Officer concerning adjustments to base compensation for the Chief Executive Officer, Chief Financial Officer and General Counsel. The Compensation Committee determined that certain short-term salary adjustments were advisable with respect to the Chief Financial Officer and General Counsel, and that additional base salary adjustments were appropriate for the named executive officers going forward on an annual basis. Consequently, the Compensation Committee granted a base salary increases to Messrs. Owen and Zimmerman in April of 2007, and in March 2008, the Compensation Committee increased the base salary for the persons deemed named executive officers at that time.

        Following deliberations in meetings held in January and February 2009, and in accordance with the recommendations of executive management, the Compensation Committee resolved at its meeting in March 2009 to not alter the base salaries for Messrs. Sanger, Owen and Zimmerman for fiscal 2009. This determination was consistent with Company-wide efforts to manage compensation expenses aggressively in 2009. The Compensation Committee has not set any specific criteria to determine at what point base salaries to the named executive officers for the current or future years will be determined. On April 1, 2010, EMSC increased Mr. Zimmerman's annual base salary to $550,000 in connection with his new role as President of EmCare. This increase was implemented by Mr. Sanger, as the officer to whom Mr. Zimmerman reports, in consultation with the Chairperson of the Compensation Committee, rather than by action of the Compensation Committee. The Compensation Committee has not adjusted salaries for any of the named executive officers in 2010 to date.

        In October 2008, Mr. Murphy was promoted to President of EmCare, one of our two operating segments, following a career with EmCare since 1993, until his retirement from this position on March 31, 2010. As part of his promotion, the Company increased Mr. Murphy's salary from $242,807 to $400,000 annually. In light of Mr. Murphy's upcoming retirement plans, the Company and Mr. Murphy agreed to a medium-term commitment for the position until February 28, 2010. Shortly before the expiration of his employment agreement, the Company requested Mr. Murphy to extend his commitment with EmCare for a one-month period until the appointment of Mr. Zimmerman, although Mr. Murphy is expected to continue to provide transitional services to EmCare through March 31, 2011. In 2008, Mark Bruning received a salary increase in connection with his promotion to Executive Vice President of American Medical Response, the other of our two operating segments. Subsequently, Mr. Bruning was promoted to President of American Medical Response on May 4, 2009, and the Company approved an increase in Mr. Bruning's annual base salary from $350,000 to $400,000. The Compensation Committee did not formally review these compensation packages as neither Mr. Murphy nor Mr. Bruning are subject to the Executive Officer Evaluation and Compensation Plan. In both cases, Mr. Sanger, as the officer to whom both Mr. Murphy and Mr. Bruning report, constructed the compensation packages following an internal survey of the prevailing market standard for salaries at their respective positions. Mr. Sanger apprised the Compensation Committee of the proposed packages.

Short-term Incentives for the Chief Executive Officer, Chief Financial Officer and General Counsel

        The named executive officers' employment agreements provide that each executive will be able to participate in a short-term incentive plan, under which payment is based upon performance targets to be established each year by the Board of Directors or the Compensation Committee.

        In March 2009, the Compensation Committee established the Company's fiscal 2009 performance targets. These targets were based on the Compensation Committee's requirement that the Company's 2009 Adjusted EBITDA achieve a specified percentage increase over the 2008 Adjusted EBITDA target before bonuses were awarded to the applicable named executive officers. We define Adjusted EBITDA consistently with the Adjusted EBITDA measure we use in our periodic filings with the SEC, which is net income before equity in earnings of unconsolidated subsidiary, income tax expense, loss on early debt extinguishment, interest and other income, realized gain (loss) on investments, interest expense, and depreciation and amortization.

        The Compensation Committee's award of bonuses in March 2010 to our named executive officers for services rendered in 2009 was based on an incentive "pool" created by the difference between the Company's 2009 Adjusted EBITDA and the Company's 2008 Adjusted EBITDA. For each of Messrs. Sanger, Owen and Zimmerman, the bonuses paid in March 2010 for their respective services rendered in fiscal 2009 were determined by the following five-step process:

        (i)    the Compensation Committee reviewed whether the 2009 Adjusted EBITDA threshold of $243.4 million (as adjusted for acquisitions completed in 2009) had been met, which determined whether any bonuses would be paid to these named executive officers; the threshold was adjusted for acquisitions completed in 2009 by increasing the threshold amount by the amount of each completed acquisition's pro forma Adjusted EBITDA contribution for 2009, excluding the pro-forma Adjusted EBITDA contribution for the initial 90-day period following the closing date of such acquisition;

        (ii)   an aggregate pool for distribution to these officers was subsequently created by adding (a) $1.74 million and (b) the amount which is 8% of the difference between 2009 Adjusted EBITDA and $255 million.

        (iii)  the Compensation Committee multiplied the target bonus percentage listed in each of these named executive officers' employment agreements, as then in effect, by such officer's base salary, to arrive at a target bonus amount for each of these named executive officers; for 2009, the following target bonus percentages were in effect and used by the Compensation Committee to determine such target bonus amounts: 125% for Mr. Sanger and 70% each for Messrs. Owen and Zimmerman;

        (iv)  each of these named executive officer's target bonus amount was divided by the sum of the target bonus amounts of all of these named executive officers to arrive at a weighted percentage amount for each named executive officer in the incentive pool; and

        (v)   the Compensation Committee authorized the Company to pay to each of these named executive officers the amount produced by multiplying the individual weighted percentage for such named executive officer by the aggregate pool available for distribution to all named executive officers subject to the Executive Officer Evaluation and Compensation Plan.

        In March 2010, following the audit and release of the Company's year-end financial statements for 2009, the Compensation Committee determined that the threshold level of Adjusted EBITDA had been achieved for 2009. Based on $282.0 million of Adjusted EBITDA, which represented growth over 2008 Adjusted EBITDA of 16%, as adjusted for acquisitions completed in 2009, the pool generated for these named executive officers was approximately $3.9 million. Cash awards to these named executive officers, which were paid in March 2010, were as follows:

  •
  William A. Sanger, $2,654,716

  •
  Randel G. Owen, $644,618

  •
  Todd G. Zimmerman, $600,906

        The awards paid in March 2010 therefore reflect that the Company's 2009 financial results exceeded the Company's internal Adjusted EBITDA targets. Because the 2009 Adjusted EBITDA exceeded the targets, the bonus amounts for these named executive officers were higher than if the internal Adjusted EBITDA targets had been merely realized (rather than exceeded).

        The awards for services rendered by Messrs. Sanger, Owen and Zimmerman in fiscal 2010 are expected to be based on the same process as outlined above. However, in determining the bonus structure for fiscal 2009, the Compensation Committee increased the minimum threshold before any bonus payment could be made under the plan to take into account the Company's anticipated level of Adjusted EBITDA growth in 2010.

        Under this structure, the performance measures are not individualized for each of Messrs. Sanger, Owen and Zimmerman, but rather align the annual bonus compensation of these named executive officers as a group with the performance of the Company as a whole. There is no individualized performance review process for Messrs. Sanger, Owen and Zimmerman in granting bonus awards for services provided in the previous fiscal year; however, the Compensation Committee may consider individual performance in its discretion when determining bonus awards and targets, including individual percentages, for any subsequent year. Because the bonuses are based on meeting Company financial targets and do not provide for upward or downward adjustment based on individual performance, there is no guarantee that any of these named executive officers will receive a bonus, and there is also no maximum predetermined aggregate dollar amount that these named executive officers can receive.

        The Compensation Committee believes that Adjusted EBITDA is the appropriate measure to align the interests of management with the interests of our stockholders, in part because the Compensation Committee recognizes the prevalence of Adjusted EBITDA as a measure of the Company's financial performance among outside financial analysts and investors, and in part because it represents what we believe to be the best measure of our profitability. Our public earnings targets are also set in reference to Adjusted EBITDA in recognition of its widespread use in the financial community, both as a liquidity measure and as an indicator of performance.

Short-term Incentives for the Other Named Executive Officers

        Under the MEIP, which is currently available to approximately 1,600 employees of EMSC and its subsidiaries, participants are eligible to receive a percentage of their target bonus if the Company and, as applicable, the participant's business segment or operations unit, have met a predetermined Adjusted EBITDA threshold for the fiscal year established by the Compensation Committee. The Compensation Committee typically approves the MEIP threshold in an amount approximately commensurate with our earnings targets for the applicable fiscal year. Accordingly, each participant's potential bonus is adjusted up or down on a sliding percentage scale depending on whether the Adjusted EBITDA meets or exceeds the MEIP threshold, in addition to certain other factors based on the employees' department targets and fulfillment of individual and strategic goals. Historically, in order to achieve 100% or more of an executive's target bonus, the Company would need to exceed the fiscal year Adjusted EBITDA targets.

        Both Mr. Murphy and Mr. Bruning participate in the MEIP. Mr. Sanger, as the executive officer to whom both Mr. Murphy and Mr. Bruning report, sets Mr. Murphy's and Mr. Bruning's target objectives on an annual basis in accordance with the MEIP, which target objectives are generally linked to the Company's strategic plan. Awards under the MEIP are generally paid in cash in a lump sum during the fiscal year following the year in which performance was measured, although the MEIP allows the Company to pay portions in quarterly amounts during the fiscal year following the year in which performance was measured (provided that the Adjusted EBITDA for the quarter is on the budgeted target to meet the annual MEIP threshold). For 2009, the majority of the MEIP awards were paid in cash in 2010. In March 2010, Mr. Murphy was paid a bonus of $268,950, and Mr. Bruning was paid

$297,526, respectively, for their 2009 performance pursuant to the MEIP. Mr. Murphy was also paid $33,750 pursuant to the MEIP following each of the first three fiscal quarters of 2009.

Long-term Incentives

        The 2007 Amended and Restated Long-Term Incentive Plan, approved by our stockholders at our 2007 annual meeting, and as amended by stockholder approval at our 2008 annual meeting, provides that various equity vehicles—stock options, restricted shares, restricted share units, stock appreciation rights, stock awards and performance shares—can be granted to our employees, including our named executive officers. The Compensation Committee currently intends to grant only stock options and restricted shares under the Amended and Restated 2007 Long-Term Incentive Plan, but may award other forms of equity compensation in the future if it determines it is advisable to do so. In March 2009, as part of a grant of equity awards to approximately 130 key employees of EMSC and its subsidiaries, the Compensation Committee recommended, and the Board approved, grants of options to purchase common stock and grants of restricted stock to the named executive officers pursuant to the terms of EMSC's Amended and Restated 2007 Long Term Incentive Plan in the following amounts: Mr. Sanger—37,500 restricted shares and 37,500 options; Mr. Owen—18,750 restricted shares and 18,750 options; Mr. Zimmerman—18,750 restricted shares and 18,750 options; Mr. Bruning—12,500 restricted shares and 12,500 options; and Mr. Murphy—12,500 restricted shares and 12,500 options. All of the restricted shares vest ratably in annual installments over the three-year period from the date of grant, and all of the options vest ratably in annual installments over the four-year period from the date of grant.

        With the exception of a grant of restricted shares to Mr. Zimmerman in 2006, and a grant of options to Mr. Bruning in connection with his promotion in 2008, our grant to executive officers and key employees in March 2009 represented the first equity grant to named executive officers since February 2005. Unlike the February 2005 equity grant, the most recent equity award to executive management includes restricted stock. The distribution between options and restricted shares reflects the Compensation Committee's view that a mix of options and restricted shares is an effective tool for retention of the named executive officers.

        In making the grants described above, the Compensation Committee's considered the number of stock options already held by the named executive officers, the effect of dilution on our share value, and future impact on operating income and net income. Furthermore, the Compensation Committee reviewed market data provided by Towers Watson, and determined that, in 2008, the Company had performed at a level superior to a very high percentage of its peer group while having maintained long term incentive structures closer to the median of its peer group.

        The Compensation Committee has not granted any equity awards to named executive officers to date in 2010.

Other Compensation Elements

        The Company provides officers and other employees with certain benefits to protect an employee and his or her immediate family in the event of illness, disability or death. Named executive officers are eligible for health and welfare benefits available to all eligible Company employees during active employment on the same terms and conditions, as well as basic life insurance and accidental death insurance coverage. Mr. Sanger also receives full reimbursement from the Company for his health plan.

        The Company does not have a pension plan for employees or executives. EMSC does offer a tax-qualified 401(k) plan that, subject to IRS limits, allows executives and employees to contribute a portion of their cash compensation on a pre-tax basis to an account that is eligible to receive matching contributions from the Company of fifty cents for each dollar contributed by the employee, up to 6% of his or her salary per pay period.

        In addition to the health and welfare benefits generally available to all salaried, full-time employees, EMSC also provides Messrs. Sanger, Owen and Zimmerman with an annual auto allowance of $14,400, and certain related operating and auto insurance expenses. In addition, EMSC provides Mr. Bruning with an annual auto allowance of $9,000, all as further described in the footnotes to the Summary Compensation Table. In addition, EMSC provides Messrs. Sanger and Owen with supplemental life insurance beyond the level of coverage offered generally to employees. These auto expenses and supplemental life insurance provisions are pursuant to contractual negotiations between the Company and these named executive officers.

        The Company allows named executive officers to use the Company's corporate aircraft for personal use, provided that such use would not conflict with a corporate objective at that time. In 2009, all personal use of the Company aircraft was reimbursed by the named executive officers following use and no incremental expense was incurred by the Company.

        The Compensation Committee did not modify the perquisites available to named executive officers in 2009, and does not anticipate revising perquisite awards in 2010.

Limits on Tax-Deductible Compensation

        The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code. Section 162(m) disallows tax deduction to any publicly-held corporation for individual compensation exceeding $1 million in any taxable year paid to the Chief Executive Officer and each of the next three most highly compensated executive officers (excluding the Chief Financial Officer), unless compensation is performance-based or commission-based. The Compensation Committee believes that Section 162(m) will reduce the tax deductions available to us for executive compensation in 2010 although not in an amount the Company considers material. The Compensation Committee's present intention is to qualify executive officers' compensation to the extent reasonable for deductibility under applicable tax laws. However, in order to meet its objectives of attracting, retaining and rewarding the executive talent necessary for the Company's success, the Compensation Committee may authorize non performance-based compensation in excess of $1 million, and recognizes that the loss of the tax deduction may be unavoidable under such circumstances.

        Nonqualified Deferred Compensation.    On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, and added Section 409A to the Internal Revenue Code, which changed the tax rules applicable to nonqualified deferred compensation arrangements. If an executive is entitled to nonqualified deferred compensation that is subject to Section 409A, and such arrangement does not comply with Section 409A, the executive will be taxed on the benefits when they vest (even if not distributed), and will be subject to an additional 20% federal income tax and interest. Final Treasury Regulations on Section 409A became effective on April 17, 2007, but the date as of which companies must comply generally with Section 409A was extended to December 31, 2008. The Company amended executive employment agreements, effective January 1, 2009, in order to formalize its compliance with Section 409A.

        Accounting for Stock-Based Compensation.    The Company records the expense of stock option awards over the period in which the options vest, consistent with the provisions of SFAS No. 123(R) Accounting for Stock-Based Compensation. The stock options are valued using the Black-Scholes valuation method on the date of grant. Prior to January 1, 2006, the Company recorded equity-based compensation in accordance with the provisions of SFAS No. 123 Accounting for Stock-Based Compensation.

Compensation Committee Report

        The Compensation Committee is responsible for overseeing our executive compensation programs. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on such review and discussions, the Compensation Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2010 Annual Meeting of Stockholders and also be incorporated by reference in our Annual Report on Form 10-K for the fiscal year 2009.

Respectfully submitted by the Compensation Committee

James T. Kelly, Chair

Kevin E. Benson

Robert M. Le Blanc

Michael L. Smith

        The foregoing Compensation Committee Report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in the Company's future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Summary Compensation Table for Fiscal Years 2007, 2008 and 2009

        The following table sets forth the compensation of our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers during fiscal year 2009 who were serving as executive officers of the Company at the end of fiscal year 2009.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
William A. Sanger	2007	902,501	1,400,894	—	—	—	—	56,409	(4)	2,359,804
President and Chief	2008	937,421	1,402,610	—	—	—	—	58,440	(5)	2,398,471
Executive Officer	2009	983,664	2,654,716	1,111,875	453,750	—	—	64,466	(6)	5,268,471
Randel G. Owen	2007	386,131	334,091	—	—	—	—	26,310	(7)	746,532
Executive Vice President	2008	406,473	397,163	—	—	—	—	25,535	(8)	829,171
and Chief Financial	2009	426,536	644,618	555,938	226,875	—	—	27,690	(9)	1,881,657
Officer
Todd G. Zimmerman	2007	359,587	311,436	797,800	—	—	—	23,136	(11)	1,491,959
President of EmCare and	2008	378,901	371,587	—	—	—	—	21,337	(12)	771,825
Executive Vice President	2009	397,591	600,906	555,938	226,875	—	—	24,494	(13)	1,805,803
of EMSC(10)
James Murphy	2007	—	—	—	—	—	—	—		—
President of EmCare(14)	2008	—	—	—	—	—	—	—		—
	2009	400,020	370,200	370,625	151,250	—	—	10,007	(15)	1,302,102
Mark Bruning,	2007	—	—	—	—	—	—	—		—
President of AMR(16)	2008	296,155	319,352	—	589,950	—	—	14,404	(17)	1,219,861
	2009	396,158	297,526	370,625	151,250	—	—	19,177	(18)	1,234,736

(1)
Although the base salary and ratably portioned perquisites of the named executive officers did not increase in 2009, the aggregate amounts received by each officer in 2009 is in excess of the corresponding 2008 numbers due to the fact that each officer's first paycheck for 2010 was received at the end of 2009 due to timing of payroll processes for all Company employees receiving payment on this pay date.

(2)
Represents aggregate grant date fair value under FAS 123R of all restricted stock awards granted during a specified year. See Note 11, "Equity Based Compensation" in the Company's Consolidated Financial Statements, as set forth in the Company's Form 10-K for the year ended December 31, 2009, for the assumptions made in determining these values. There were no forfeitures of restricted stock awards by the Company's named executive officers in 2009. Further information regarding these awards is disclosed in the "Grants of Plan-Based Awards Table" in the Proxy Statements for the specified years. The Company no longer has performance vesting of its restricted stock, and the numbers therefore do not reflect any performance assumptions.

(3)
Represents aggregate grant date fair value under FAS 123R of all option awards granted during a specified year. See Note 11, "Equity Based Compensation" in the Company's Consolidated Financial Statements, as set forth in the Company's Form 10-K for the year ended December 31, 2009, for the assumptions made in determining these values. There were no forfeitures of options by the Company's named executive officers in 2009. Further information regarding these awards is disclosed in the "Grants of Plan-Based Awards Table" in the Proxy Statements for the specified years. The Company no longer has performance vesting of its options, and the numbers therefore do not reflect any performance assumptions.

(4)
Includes (a) an annual auto allowance of $14,400, (b) Company 401(k) match of $6,330, (c) general term life and supplemental individual life insurance expenses of $34,693, and (d) $987 in auto maintenance and fuel expenses permitted pursuant to the terms of Mr. Sanger's employment agreement.

(5)
Includes (a) an annual auto allowance of $14,400, (b) Company 401(k) match of $6,087, (c) general term life and supplemental individual life insurance expenses of $22,687, (d) $12,990 for expenses attributed in 2008 to Mr. Sanger for non-employees accompanying him on business travel on an aircraft in which EMSC owns a fractional interest; such costs are estimated by reviewing the cost of commercial alternatives for such flights, and (e) $2,276 in other expenses, including auto maintenance and fuel expenses permitted pursuant to the terms of Mr. Sanger's employment agreement.

(6)
Includes (a) an annual auto allowance of $15,600, (b) Company 401(k) match of $7,350, (c) general term life and supplemental individual life insurance expenses of $40,977, and (d) $1,039 for expenses attributed to Mr. Sanger for other expenses, including auto maintenance and fuel expenses permitted pursuant to the terms of Mr. Sanger's employment agreement.

(7)
Includes (a) an annual auto allowance of $14,400, (b) Company 401(k) match of $6,330, (c) general term life and supplemental individual life insurance expenses of $4,025, (d) $1,556 in auto maintenance and fuel expenses permitted pursuant to the terms of Mr. Owen's employment agreement, and (e) $1,865 representing an expense reimbursement for life insurance coverage.

(8)
Includes (a) an annual auto allowance of $14,400, (b) Company 401(k) match of $6,087, (c) general term life and supplemental individual life insurance expenses of $2,280, (d) $2,768 in auto maintenance and fuel expenses permitted pursuant to the terms of Mr. Owen's employment agreement, and (e) $1,865 representing a prepaid premium for life insurance coverage.

(9)
Includes (a) an annual auto allowance of $15,600, (b) Company 401(k) match of $7,350, (c) general term life and supplemental individual life insurance expenses of $2,822, and (d) $1,918 attributed to Mr. Owen for other expenses, including auto maintenance and fuel expenses permitted pursuant to the terms of Mr. Owen's employment agreement.

(10)
Mr. Zimmerman served as EMSC's General Counsel for the entirety of 2009 until being appointed President of EmCare effective April 1, 2010.

(11)
Includes (a) an annual auto allowance of $14,400, (b) Company 401(k) match of $6,330, and (c) insurance expenses of $796, as permitted pursuant to the terms of Mr. Zimmerman' employment agreement. In addition, Mr. Zimmerman received $1,610 in fuel reimbursements from the Company.

(12)
Includes (a) an annual auto allowance of $14,400, (b) Company 401(k) match of $6,087, (c) insurance expenses of $850, as permitted pursuant to the terms of Mr. Zimmerman' employment agreement, and (d) $3,941 in auto maintenance and fuel expenses permitted pursuant to the terms of Mr. Zimmerman's employment agreement.

(13)
Includes (a) an annual auto allowance of $15,600, (b) Company 401(k) match of $7,350, (c) insurance expenses of $892, as permitted pursuant to the terms of Mr. Zimmerman' employment agreement, and (d) $652 attributed to Mr. Zimmerman for other expenses, including auto maintenance and fuel expenses permitted pursuant to the terms of Mr. Zimmerman's employment agreement.

(14)
Mr. Murphy served as President of EmCare for the entirety of 2009, and retired from the position on April 1, 2010. Mr. Murphy's compensation information is provided only with respect to 2009, since Mr. Murphy was not a named executive officer in 2007 or 2008.

(15)
Includes (a) a Company 401(k) match of $7,350 and (b) insurance expenses of $2,657.

(16)
Mr. Bruning's compensation information is provided only with respect to 2008 and 2009, since Mr. Bruning was not a named executive officer in 2007.

(17)
Includes (a) an annual auto allowance of $9,000 of which $7,500 was paid in 2008, (b) Company 401(k) match of $5,766, (c) $344 in ancillary hotel expenses incurred during business travel, and (d) insurance expenses of $794, as permitted pursuant to the terms of Mr. Bruning's employment agreement.

(18)
Includes (a) an annual auto allowance of $9,750, (b) Company 401(k) match of $7,350, and (c) insurance expenses of $2,077.

Grant of Plan-Based Awards at End of Fiscal Year 2009

						All Other Option Awards: Number of Securities Underlying Options (#)
								Grant Date Fair Value of Stock and Option Awards ($)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
					All Other Stock Awards: Number of Shares of Stock or Units		Exercise or Base Price of Option Awards (Per Share)
Name	Grant Date	Threshold	Target	Maximum
William A. Sanger	March 12, 2009	—	—	—	37,500	37,500	29.65	1,565,625
Randel G. Owen	March 12, 2009	—	—	—	18,750	18,750	29.65	782,813
Todd G. Zimmerman	March 12, 2009	—	—	—	18,750	18,750	29.65	782,813
James Murphy	March 12, 2009	—	—	—	12,500	12,500	29.65	521,875
Mark E. Bruning(2)	March 12, 2009	—	—	—	12,500	12,500	29.65	521,875

(1)
This table represents restricted stock and options awarded to the named executive officers in the fiscal year ended December 31, 2009. Cash bonuses awarded are reflected in the Summary Compensation Table.

(2)
The options may expire prior to their expiration date, March 12, 2019, upon termination of employment or certain corporate events. If the employee's employment is terminated prior to March 12, 2019, his options will expire earlier as follows: (a) upon the termination of employment if the termination is for "cause", (b) 30 days after the termination of employment following termination by us without "cause", or (c) 180 days after termination of employment due to death or disability. All options will terminate if not exercised, upon (i) a sale of our equity whereby any person other than existing equity holders as of the grant date acquire the voting power to elect a majority of our board of directors or (ii) a sale of all or substantially all of our assets. These options were entirely unvested and unexercisable as of December 31, 2009.

        Substantially all of our salaried employees, including our named executive officers, are eligible to participate in our 401(k) savings plans. We maintain three defined contribution plans for eligible employees. Employees were allowed to contribute a maximum of 40% of their compensation up to a maximum of $16,500 ($22,000 for employees aged 50 and over) in 2009. In general, we match the contribution up to a maximum of 3% on the first 6% of the employee's salary per year, depending on the plan.

        Prior to our acquisition of AMR and EmCare, our named executive officers participated in the Laidlaw International, Inc. U.S. Supplemental Executive Retirement Arrangement, or SERP. The benefit amount payable under the plan at age 65 is based upon an employee's final average earnings. The form of the benefit would be an annuity, guaranteed for five years. Based on the number of years of service and their respective salaries prior to the acquisition, the following are the total estimated accrued values of future benefits payable under the Laidlaw SERP to the named executive officers on retirement, calculated at August 31, 2004: Mr. Sanger—$169,532; Mr. Owen—$141,190; Mr. Zimmerman—$92,481; and Mr. Murphy—$162,779. In 2009, Laidlaw International Inc. independently terminated the plan and disbursed to participants the present value of the estimated benefits.

Outstanding Equity Awards at End of Fiscal Year 2009

        The following table sets forth information concerning the number of unexercised Company stock options, stock that has not vested and equity plan awards for each of the named executive officers as of December 31, 2009.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)
(a)	(b)	(c)	(d)		(e)	(f)		(g)		(h)	(i)	(j)
William A. Sanger	882,168	—	—	(2)	6.67	February 10, 2015	(1)	—		—	—	—
	—	37,500	—		29.65	March 12, 2019	(1)	37,500		2,030,625
Randel G. Owen	185,542	—	—		6.67	February 10, 2015	(1)	—		—	—	—
	—	18,750	—		29.65	March 12, 2019	(1)	18,750		1,015,313	—	—
Todd G. Zimmerman	74,117	—	—		6.67	February 10, 2015	(1)	3,333	(2)	180,482	10,000	541,500
	—	18,750	—		29.65	March 12, 2019	(1)	18,750		1,015,313	—	—
James Murphy	—	12,500	—		29.65	March 12, 2019	(1)	12,500		676,875	—	—
Mark E. Bruning	—	33,750	—		30.10	February 7, 2018	(3)	—		—	—	—
	—	12,500	—		29.65	March 12, 2019	(1)	12,500		676,875	—	—

(1)
The options with an expiration date of February 10, 2015 vested ratably on the first four anniversaries of February 10, 2005, the grant date, provided, that the exercisability of one-half of the options was conditioned upon meeting a specified performance target, which was met in February 2009. Therefore, all of these options are vested and exercisable as of the date of this Proxy Statement. The options with an expiration date of February 7, 2018 granted to Mr. Bruning vest ratably on the first four anniversaries of the date of grant. The options with an expiration date of March 12, 2019 will vest ratably on the first four anniversaries of March 12, 2009, the grant date. The options may expire earlier, upon termination of employment or certain corporate events. If the employee's employment is terminated prior to the listed option expiration date, his options will expire earlier as follows: (a) upon the termination of employment if the termination is for "cause", (b) 30 days after the termination of employment, or such other date as determined by the compensation committee, following termination by the employee for "good reason" or by us without "cause" or due to retirement, or (c) 180 days after termination of employment due to death or disability. All options will terminate if not exercised, upon (i) a sale of our equity (other than the sale as part of our initial public offering) whereby any person other than existing equity holders as of the grant date acquires the voting power to elect a majority of our board of directors or (ii) a sale of all or substantially all of our assets.

(2)
The grant of 20,000 restricted shares vest ratably on the first three anniversaries from the date of grant, June 14, 2007, provided that the vesting of one-half of these restricted shares was conditioned upon meeting a specified performance target existing at December 31, 2009. The performance condition was later met in February 2010; therefore, all of these restricted shares are now subject only to a time vesting restriction which will expire on June 14, 2010.

(3)
The options may expire prior to their expiration date, February 7, 2018, upon termination of employment or certain corporate events. If the employee's employment is terminated prior to February 7, 2018, his options will expire earlier as follows: (a) upon the termination of employment if the termination is for "cause", (b) 30 days after the termination of employment following termination by us without "cause", or (c) 180 days after termination of employment due to death or disability. All options will terminate if not exercised, upon (i) a sale of our equity whereby any person other than existing equity holders as of the grant date acquire the voting power to elect a majority of our board of directors or (ii) a sale of all or substantially all of our assets. These options were entirely unvested and unexercisable as of December 31, 2009.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)(1)
William A. Sanger	600,000	20,570,173	—	—
Randel G. Owen	185,000	6,546,753	—	—
Todd G. Zimmerman	74,100	2,630,748	3,333	111,522
James Murphy	23,438	626,943	—	—
Mark E. Bruning	15,939	261,983	—	—
(1)
Assumes the value of the vested amount multiplied by $33.46, the closing price of the class A common stock on June 12, 2009, the trading day immediately preceding the vesting date.

Pension Benefits

        We do not have any plan that provides for payments or other benefits at, following, or in connection with retirement for any of the named executive officers at this time.

Nonqualified Deferred Compensation

        We do not have any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Employment Agreements and Severance Arrangements

        We entered into employment agreements with Messrs. Sanger, Owen and Zimmerman, each effective February 10, 2005, with Mr. Bruning on February 15, 2008 and with Mr. Murphy in October 2008. The employment agreements for all named executive officers were amended effective January 1, 2009 to add language to ensure compliance with Section 409A of the Internal Revenue Code. Mr. Sanger's employment agreement has a five-year term, and was amended as of March 12, 2009 to provide that, following the expiration of his current employment term on February 10, 2010, his employment term will renew automatically for two additional three-year extensions (unless terminated prior to the expiration of the current employment term or the first renewal term in accordance with the provisions of Mr. Sanger's employment agreement). Mr. Owen's and Mr. Zimmerman's employment agreements were each also amended as of March 12, 2009 to provide for the immediate commencement of a new two-year term, with further two-year extensions until terminated in accordance with the terms of the agreements. Mr. Bruning's employment agreement has a two-year term, and renews automatically for successive one-year terms unless either party gives notice at least 90 days prior to the expiration of the then current term; in addition, Mr. Bruning's employment agreement was amended in 2010 to extend his general severance provision to two years. Each executive has the right to terminate his agreement on 90 days' notice, in which event he will be subject to the non-compete provisions described below, provided he receives specified severance benefits as set forth below. The employment agreements include provisions for the payment of an annual base salary as well as the payment of a bonus based upon the achievement of performance criteria established by our board of directors or, in the case of Mr. Bruning, our Chief Executive Officer. The annual base salary of Mr. Sanger is subject to annual review and adjustment after the second anniversary of the effectiveness of the agreement. The annual base salaries of Messrs. Owen and Zimmerman are subject to annual review and adjustment after the first anniversary of the effectiveness of the agreements. The Compensation Committee has not decided whether there will be any adjustment to base salaries for our named executive officers in fiscal 2010. Mr. Murphy's employment agreement expired upon his retirement on March 31, 2010, and he is currently working for the Company's EmCare subsidiary to provide transition services and special projects, and is expected to enter into a formal extension of his employment agreement to serve in that capacity.

        If we terminate a named executive officer's employment without cause or any of them resigns after a change of control for one of several specified reasons, we have agreed to continue the executive's base salary and provide his benefits for a period of 24 months from the date of termination for Messrs. Sanger, Owen and Zimmerman and Bruning. These agreements contain non-competition and non-solicitation provisions pursuant to which the executive agrees not to compete with AMR or EmCare or solicit or recruit our employees for a period from the date of termination for 24 months.

        Pursuant to their employment agreements, effective February 10, 2005, we granted options to purchase our class A common stock to each named executive officer. The option grant to each of these named executive officers was conditioned upon his investment in our equity in an amount as indicated in his respective employment agreement. All the options from the 2005 grants are fully vested and exercisable as of the date of this Proxy Statement.

        Our executive employment agreements with Messrs. Sanger, Owen and Zimmerman include indemnification provisions. Under those agreements, we agree to indemnify each of these individuals against claims arising out of events or occurrences related to that individual's service as our agent or the agent of any of our subsidiaries to the fullest extent legally permitted. Under Delaware law, an officer or former officer may be indemnified, except to the extent any claim arises from conduct that was not in good faith or in a manner reasonably believed to be in, or not opposed to, our best interest or, with respect to any criminal action or proceedings, there was reasonable cause to believe such conduct was unlawful.

        During fiscal 2009, we did not engage in any transactions valued in excess of $120,000 with any of our executive officers, directors or holders of more than 5% of our outstanding voting securities, other than the transactions described herein in the section captioned "Certain Relationships and Related Party Transactions."

Potential Payments Upon Termination or Change-in-Control

        The information below describes and quantifies certain compensation that would become payable to our named executive officers under existing plans and their respective employment agreements if the named executive officer's employment had been terminated on December 31, 2009, given the named executive officer's compensation and service levels as of such date and, where applicable, based on the Company's closing stock price on that date. These benefits are in addition to benefits available generally to salaried employees, such as distributions under the Company's 401(k) savings plans, disability benefits and accrued vacation benefits.

        Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the Company's stock price and the executive's age. None of the named executives were eligible to receive immediate retirement benefits as of December 31, 2009.

Name	Severance (Salary) ($)		Severance (Bonus) ($)(1)	Acceleration of Vesting of Time-Based Option Awards ($)(2)	Acceleration of Vesting of Performance-Based Option Awards ($)	Acceleration of Vesting of Performance-Based Restricted Stock Awards ($)(3)	Other Benefits ($)
William A. Sanger	1,894,464		1,402,610	918,750	—	2,030,625	66,407	(4)
Randel G. Owen	821,454		308,045	459,375	—	1,015,313	25,868	(4)
Todd G. Zimmerman	765,750		287,156	459,375	—	1,737,295	16,502	(5)
James Murphy	400,000		—	306,250	—	676,875	—
Mark E. Bruning	800,000	(6)	—	1,117,938	—	676,875	—

(1)
The executives are entitled to a pro rata percentage of their bonus at termination, where the numerator is the full number of months of the bonus period served and the denominator is 12. For purposes of this calculation, we have assumed that the executive was terminated at December 31, 2009 which was the end of the 2009 bonus period. This bonus payment could vary significantly in future years, as there is no minimum or maximum bonus set for the named executive officers.

(2)
These numbers represent the value of the executive's unvested options governed by time-based measures that would have automatically vested upon a change in control or upon termination without cause at December 31, 2009. The value assumes exercise of all such shares at $54.15 (the closing price of our stock on the New York Stock Exchange on December 31, 2009, which was the last trading day of our fiscal year) minus the value of the same number of shares multiplied by the exercise price of $29.65.

(3)
These numbers represent the value of the executive's unvested shares of restricted stock governed by time-based measures that would have automatically vested upon a change in control or upon termination without cause at December 31, 2009. The value assumes (a) for all named executive officers, lapse of restrictions on all such shares at $54.15 (the closing price of our stock on the New York Stock Exchange on December 31, 2009, which was the last trading day of our fiscal year), plus (b) in the case of Mr. Zimmerman, accelerated lapse of restrictions on his 13,333 shares of restricted stock which remained unvested as of December 31, 2009.

(4)
Upon termination, the executive is entitled to medical, dental and group life insurance for a period of 24 months.

(5)
Upon termination, as of December 31, 2009, the executive was entitled to medical, dental and group life insurance for a period of 18 months. Effective March 12, 2009, this period was increased to 24 months.

(6)
Mr. Bruning's severance (salary) would be payable only upon a termination without cause and not upon a change-in-control.

Individual Termination/Change-in-Control Arrangements.

        The following is a summary of the termination and change-in-control provisions of the employment agreements of our named executive officers during fiscal year 2009 unless specifically noted. Such provisions were not the result of a wealth accumulation analysis applied by the Company, but rather the result of negotiations with each such named executive officer. Mr. Murphy's agreement is not described herein as it is no longer in effect on the date of this Proxy Statement.

        William A. Sanger.    The Company may terminate Mr. Sanger's employment for cause without notice or pay. If the Company terminates Mr. Sanger's employment without cause, it shall pay him his base salary of a period of 24 months following such termination and shall continue to provide him with medical, dental and term life insurance for such period (or an equivalent lump sum cash payment). Additionally, if the performance targets for that year have been met, Mr. Sanger will be entitled to a pro rata portion of his bonus, and all time-governed options owned by Mr. Sanger shall immediately vest and become exercisable. Mr. Sanger may terminate his employment under certain circumstances following a change in control of the Company. Upon such termination, Mr. Sanger will be entitled to the same severance benefits as if he had been terminated by the Company without cause. Mr. Sanger has agreed that for the term of his employment and a period of 24 months thereafter, he will not engage in certain competitive activities with respect to the Company. Mr. Sanger may also terminate his employment for any reason upon 90 days' written notice to the Company. The Company may waive such notice, in whole or in part, upon immediate payment to Mr. Sanger of his base salary for such portion of the notice period that is waived. Upon such termination, the Company may elect to pay Mr. Sanger his base salary for a period of 24 months following such termination as consideration for his agreement not to compete for that period of time. Such payment upon termination will be paid on regularly scheduled payroll dates and is not payable in a lump sum. Upon the occurrence of a liquidity event, all of Mr. Sanger's unvested options and restricted shares will become fully vested and exercisable. In March 2009, the Board determined that the performance measure applicable to the options granted to Mr. Sanger in February 2005 had been met in accordance with the applicable agreements. Accordingly, the only unvested options and restricted shares held by Mr. Sanger as of the date of this Proxy Statement are those options and restricted shares granted to him in 2009.

        Randel G. Owen.    The Company may terminate Mr. Owen's employment for cause upon payment by the Company to Mr. Owen of all salary earned by him up to the date of termination. Either party may terminate without cause by providing the other with 90 days' prior written notice. If termination is by Mr. Owen, the Company may waive such notice, in whole or in part, upon immediate payment to Mr. Owen of his base salary for such portion of the notice period that is waived. Upon such termination, the Company may elect to pay Mr. Owen his base salary for a period of 24 months following such termination as consideration for his agreement not to compete for that period of time. If Mr. Owen is terminated by the Company without cause or if he chooses to terminate in the event of a material breach by the Company which continues for more than thirty days following notice to the Company of such breach, he will be entitled to receive all salary earned up to the date of termination and his base salary of a period of 24 months following such termination and the Company shall continue to provide him with medical, dental and term life insurance for such period. Such payment upon termination will be paid on regularly scheduled payroll dates and is not payable in a lump sum. Additionally, if the performance targets for that year have been met, Mr. Owen will be entitled to a pro rata portion of his bonus. If Mr. Owen elects to terminate his employment following a change in control of the Company he will be entitled to the severance payments, medical, dental and term life insurance benefits described above. Upon the occurrence of a liquidity event, all of Mr. Owen's unvested options and restricted shares will become fully vested and exercisable. In March 2009, the Board determined that the performance measure applicable to the options granted in February 2005 had been met in accordance with the applicable agreements. Accordingly, the only unvested options and restricted shares held by Mr. Owen as of the date of this Proxy Statement are those options and restricted shares granted to him in 2009.

        Todd G. Zimmerman.    The Company may terminate Mr. Zimmerman's employment for cause upon payment by the Company to Mr. Zimmerman of all salary earned by him up to the date of termination. Either party may terminate without cause by providing the other with 90 days' prior written notice. If termination is by Mr. Zimmerman, the Company may waive such notice, in whole or in part, upon immediate payment to Mr. Zimmerman of his base salary for such portion of the notice period that is waived. Upon such termination, the Company may elect to pay Mr. Zimmerman his base salary for a period of 24 months following such termination as consideration for his agreement not to compete for that period of time. If Mr. Zimmerman is terminated by the Company without cause or if he chooses to terminate in the event of a material breach by the Company which continues for more than thirty days following notice to the Company of such breach, he will be entitled to receive all salary earned up to the date of termination and his base salary of a period of 24 months following such termination and the Company shall continue to provide him with medical, dental and term life insurance for such period. Such payment upon termination will be paid on regularly scheduled payroll dates and is not payable in a lump sum. Additionally, if the performance targets for that year have been met, Mr. Zimmerman will be entitled to a pro rata portion of his bonus. If Mr. Zimmerman elects to terminate his employment following a change in control of the Company he will be entitled to the severance payments, medical, dental and term life insurance benefits described above. If Mr. Zimmerman does not receive severance benefits upon termination of his employment with the Company, his obligation not to engage in certain competitive activities shall only be for 12 months following termination. Upon the occurrence of a liquidity event, all of Mr. Zimmerman's unvested options and restricted shares will become fully vested and exercisable. In March 2009, the Board determined that the performance measure applicable to the options granted in February 2005 had been met in accordance with the applicable agreements. Accordingly, the only unvested options and restricted shares held by Mr. Zimmerman as of the date of this Proxy Statement are those options and restricted shares granted to him in 2009.

        Mark E. Bruning.    The Company may terminate Mr. Bruning's employment for cause upon payment by the Company to Mr. Bruning of all salary earned by him up to the date of termination. Either party may terminate without cause by providing the other with 90 days' prior written notice. If

Mr. Bruning is terminated by the Company without cause, he will be entitled to receive all salary earned up to the date of termination and his base salary of a period of 24 months following such termination. Such payment upon termination will be paid on regularly scheduled payroll dates and is not payable in a lump sum. Mr. Bruning's employment agreement does not confer any rights or benefits upon a change of control. Pursuant to Mr. Bruning's equity agreements, however, upon the occurrence of a liquidity event, all of Mr. Bruning's unvested options and restricted stock will become fully vested and exercisable.

        James Murphy.    Mr. Murphy is currently working for the Company's EmCare subsidiary under substantially identical financial and benefits terms as his employment agreement, which expired on April 1, 2010. The Company expects to enter into a formal amendment extending Mr. Murphy's employment agreement until April 1, 2011 on the same terms, other than with respect to Mr. Murphy's employment duties, which will be to provide transitional services to EmCare at the direction of Mr. Zimmerman. Under these terms, the Company may terminate Mr. Murphy's employment for cause upon payment by the Company to Mr. Murphy of all salary earned by him up to the date of termination. Either party may terminate without cause by providing the other with 90 days' prior written notice. If Mr. Murphy is terminated by the Company without cause, he would be entitled to receive all salary earned up to the date of termination and his base salary through March 31, 2011.

 PROPOSAL 2

PROPOSAL TO APPROVE THE SECOND AMENDED AND RESTATED
LONG-TERM INCENTIVE PLAN

        The Board of Directors recommends that stockholders approve the Company's Second Amended and Restated Long-Term Incentive Plan, or Second Amended and Restated LTIP. On May 15, 2007, the Company adopted the 2007 Long-Term Incentive Plan, which was amended on May 28, 2008. The purposes of the plan are to provide long-term incentives, including equity-based incentives, to those persons with responsibility for the success and growth of the Company and its subsidiaries, to associate more closely the interests of such persons with those of the Company's stockholders and to assist the Company and its subsidiaries in recruiting, retaining and motivating a diverse and talented group of employees on a competitive basis.

        Currently, all employees of the Company and its domestic or international subsidiaries, including executive officers and officers of the Company, are eligible to receive different types of awards under the Current LTIP. We have historically granted equity-based incentives only to selected executives and management employees, of which there are currently approximately 140. In addition, employees ("PA Employees") of professional associations or professional corporations for which the Company or any of its subsidiaries provides management services pursuant to a physician services agreement ("Professional Associations") and independent contractors who provide clinical services for Professional Associations, for us or for any of our subsidiaries ("Independent Contractors") are eligible for "stock awards" under the Current LTIP. We estimate that approximately 2,900 PA Employees and Independent Contractors are eligible for stock awards under the Current LTIP. Awards may be made under the Current LTIP until May 14, 2017.

Second Amended and Restated Long-Term Incentive Plan

        Our Compensation Committee approved the Second Amended and Restated LTIP on February 8, 2010. Under the Current LTIP, of the 2,000,000 shares of class A common stock issuable pursuant to awards granted under the plan, (i) 1,500,000 shares may be issued as different types of awards (for example, stock options, restricted shares or stock awards) to employees of the Company and its subsidiaries, and (ii) 500,000 shares may be issued or sold solely as stock awards to PA Employees and Independent Contractors. The Second Amended and Restated LTIP would increase the number of shares of class A common stock issuable pursuant to the Current LTIP from 2,000,000 to 4,000,000, of which (i) 3,500,000 shares may be issued as different types of awards (for example, stock options, restricted shares or stock awards) to employees of the Company and its subsidiaries, and (ii) 500,000 shares would remain available for issuance or sale solely as stock awards to PA Employees and Independent Contractors. This allows increased flexibility to the Company for issuing awards to the individuals the Company wishes to recruit, retain and motivate.

        As of April 1, 2010, the market value of the 2,000,000 additional shares proposed to be made available for issuance under the Second Amended and Restated LTIP was $115,020,000. Cash payments received by the Company under the Second Amended and Restated LTIP will be used for general corporate purposes.

        The full text of the Second Amended and Restated LTIP is attached to this Proxy Statement as Annex A, and our summary is qualified by reference to the Second Amended and Restated LTIP itself.

Types of Awards

        The Second Amended and Restated LTIP does not change the type of awards that may be granted. The Second Amended and Restated LTIP will continue to allow the Company to grant stock options (both incentive stock options and nonqualified stock options), restricted shares, restricted share units, stock awards, stock appreciation rights and performance shares. A brief description of the types of awards that may be granted are described below.

        Stock Options.    A stock option may be granted in the form of a nonqualified stock option or an incentive stock option. The option exercise price must be equal to the fair market value of a share of common stock on the date the option is granted. The Compensation Committee may establish the term of each stock option, but no stock option will be exercisable after ten years from the date of grant.

        Incentive Stock Options ("ISO").    An ISO is a stock option that may qualify for certain U.S. federal tax advantages. The aggregate fair market value of the shares of class A common stock with respect to which ISOs may become exercisable for the first time by any participant during any calendar year may not exceed $100,000 or such other amount as may subsequently be specified by the Internal Revenue Code, or Code, and/or applicable regulations. If this limit is exceeded, any options on shares in excess of such limit will be treated as nonqualified stock options.

        Restricted Shares and Restricted Share Units, or RSUs.    A restricted share is an award of a share of class A common stock that may not be transferred or sold until the restrictions on such share, as set by the Compensation Committee, have lapsed. An RSU is an award of an amount, payable in cash, or shares of class A common stock, or a combination thereof, as determined by the Compensation Committee, based on the value of a specified number of shares of class A common stock. The restrictions on such awards shall be determined by the Compensation Committee, and may include forfeiture conditions, restrictions based on the achievement of specific performance goals, time-based restrictions on vesting, transfer restrictions an/or restrictions under federal or state securities laws. Holders of RSUs will have no ownership interest in the shares of class A common stock to which such RSUs relate until and unless payment with respect to such RSUs is actually made in shares of class A common stock.

        Stock Awards.    Stock awards may be granted to eligible participants either alone or in combination with other awards made under the Second Amended and Restated LTIP. The Compensation Committee will determine the terms and conditions governing each stock award, including whether the award shall be made outright or whether the participant shall have to pay for such shares.

        Stock Appreciation Rights ("SAR").    A SAR is an award that entitles the recipient to receive the appreciation in value of a set number of shares of the Company's class A common stock over a set period of time. SARs may be granted (i) in connection and simultaneously with the grant of an option, (i) with respect to a previously granted option or (iii) independent of an option.

        Performance Shares.    A performance share is an award of shares of class A common stock based on the achievement of certain performance goals set during a performance period. Performance shares may be issued to eligible participants either alone or in combination with other awards made under the Second Amended and Restated LTIP. The performance goals shall be determined by the Compensation Committee in its sole discretion. The performance measures to be used for performance shares may be based on one or more performance criteria, including: income measures (such as gross profit, operating income, earnings before or after taxes, net income and earnings per share); return measures (such as return on assets, investment, equity or sales); cash flow; costs; revenue measures; stock price (such as growth measures and total stockholder return) and individual performance. Notwithstanding the attainment of any performance goal, the Compensation Committee has the discretion to reduce any performance award payment.

Other Provisions of the Second Amended and Restated LTIP

        Administration of the Second Amended and Restated LTIP.    The Second Amended and Restated LTIP will continue to be administered by the Compensation Committee of the Board of Directors which shall continue to have the power to:

  •
  interpret the Second Amended and Restated LTIP and any agreements pursuant to which awards are made;

  •
  adopt, interpret, amend and revoke such rules for the administration, interpretation and application of the Second Amended and Restated LTIP as are consistent therewith; and

  •
  establish the terms and conditions of each award under the Second Amended and Restated LTIP.

        The Compensation Committee shall act by a majority of its members.

        Agreements.    As a condition to any grant received under the Second Amended and Restated LTIP, each participant must execute and return any document required by the Compensation Committee, such as a stockholders' agreement, prior to the grant of any option or award under the Second Amended and Restated LTIP.

        Dilution and Other Adjustments.    In the event of a merger, reorganization, consolidation, recapitalization, stock dividend, stock split, combination, or exchange of shares or other change in corporate structure affecting any class of common stock, the Compensation Committee will make appropriate adjustments in the class and aggregate number of shares that may be delivered under the Second Amended and Restated LTIP, the individual award maximums, the class, number and exercise price of outstanding options, and the class and number of shares subject to any other awards granted under the Second Amended and Restated LTIP.

        No Loans.    No loans from the Company to participants will be permitted in connection with the Second Amended and Restated LTIP.

        Effective Date, Amendments and Termination.    The 2007 Long-Term Incentive Plan became effective on May 15, 2007, and terminates on the tenth anniversary of the effective date. If approved by the stockholders at the Annual Meeting, the Second Amended and Restated LTIP will become effective as of the date of such approval, but the termination date of the plan will remain unchanged. No awards will be made under the Second Amended and Restated LTIP after May 14, 2017. If the Second Amended and Restated LTIP is not approved at the Annual Meeting, the Current LTIP will remain in full force and effect.

        The Compensation Committee may terminate or amend the Second Amended and Restated LTIP at any time, but no such amendment or termination may adversely affect awards granted prior to such termination or amendment, except to the extent necessary or appropriate to comply with applicable law or stock exchange rules and regulations. Unless the Company's stockholders have first approved the amendment, no amendment may (a) increase the maximum number of shares that may be delivered to any one individual, (b) extend the maximum period during which awards may be granted, (c) add to the types of awards that may be made, (d) change the performance measures pursuant to which performance shares are earned, (e) modify the requirements governing eligibility for participation in the Second Amended and Restated LTIP or (f) require stockholder approval pursuant to the Second Amended and Restated LTIP, applicable law, or the rules of the principal securities exchange on which the shares of class A common stock are traded in order to be effective.

        While the rights of the holder upon a change of control event will be specified in the award agreement for the individual holder, we currently expect that upon (i) a sale of the equity of EMSC in which any person acquires voting power to elect a majority of our board of directors other than existing equityholders owning equity interests of the surviving corporation in the same proportions as prior to the sale or (ii) a sale of all or substantially all of our assets, all unvested equity awards granted to each employee pursuant to the Second Amended and Restated LTIP will accelerate and will terminate if not exercised.

        United States Income Tax Consequences.    Under the Internal Revenue Code of 1986, or the Code, as presently in effect, the following are, in general, the material federal income tax consequences of grants or awards under the Second Amended and Restated LTIP. The grant of a stock option will have no tax consequences to a participant or the Company. In general, when a participant exercises an incentive stock option, the participant will not recognize income, and the Company will not be entitled to a tax deduction. However, the excess of the acquired incentive stock option shares' fair market value on the exercise date over the exercise price will be included in the participant's income for purposes of the alternative minimum tax. When a participant disposes of shares acquired under an incentive stock option, the participant will have a capital gain or loss equal to the difference between the exercise price and the amount realized on disposition provided that applicable holding periods are met (i.e., one year following exercise and two years following grant). If the holding periods are not met, the participant will recognize ordinary income based upon the difference between the exercise price and the lesser of the sales price and fair market value upon the date of exercise. In general, if a participant exercises an incentive stock option more than three months after terminating his or her employment with the Company or a subsidiary, the option will be treated for tax purposes as a nonqualified stock option, as described below.

        In general, upon exercising a nonqualified stock option, a participant will recognize ordinary income equal to the excess of the acquired shares' fair market value on the exercise date over the exercise price. The Company will be entitled to a tax deduction for the same amount for the same taxable year.

        With respect to other awards that are settled either in cash or in shares that are transferable or are not subject to a substantial risk of forfeiture, the participant will recognize ordinary income equal to the excess of (a) the cash or the fair market value of any shares received (determined as of the date of settlement) over (b) the amount, if any, paid by the participant. The Company generally will be entitled to a tax deduction in the same amount. If the shares are nontransferable and subject to forfeiture, the participant generally will not recognize income (and the Company will not become entitled to a tax deduction) until the shares are not subject to a substantial risk of forfeiture or are transferable, at which time the amount of income will be equal to the excess of (i) the fair market value of the shares on the date income is recognized over (ii) the amount, if any, paid for the shares. Section 83(b) of the Code, however, permits the participant to elect to have the fair market value of the stock taxed as ordinary income in the year the award is received. Dividends on restricted stock are treated as ordinary income at the time paid. The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant.

        When a participant sells any shares acquired under a nonqualified stock option or any other award other than an incentive stock option, the participant will recognize capital gain or loss equal to the difference between the amount realized on the disposition of the shares and the employee's basis in the shares. In general, the participant's basis in any such shares will be equal to the amount of ordinary income recognized in connection with the receipt of the shares plus any amount paid for them.

        Section 162(m).    Compensation of the Company's Chief Executive Officer and the three other most highly compensated executive officers (other than the Chief Financial Officer) is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as "performance-based compensation" will be exempt from Section 162(m), thus allowing the Company the full tax deduction otherwise permitted for such awards. If approved by the Company's stockholders, the Second Amended and Restated LTIP will enable our Compensation Committee to grant awards that will be exempt from the deduction limits of Section 162(m) of the Code.

        Section 409A.    Section 409A of the Code addresses federal income tax treatment of nonqualified deferred compensation. The Company intends that awards granted under the Second Amended and Restated LTIP comply with, or are otherwise exempt from, Section 409A of the Code, but makes no representation or warranty to that effect. If the Second Amended and Restated LTIP or the terms of an award fail to meet the requirements of Section 409A with respect to such award, then such award will be subject to taxation in accordance with Section 409A. Failure to comply with Section 409A of the Code with respect to a specific award, in the absence of an applicable exemption, could result in current income taxation to the participant for that award (including any amount aggregated with the award under Section 409A's aggregation rules) as well as the imposition of an additional 20% tax and a premium interest tax on any underpayment of tax.

Long-Term Incentive Plan Benefits—Second Amended and Restated LTIP

        There are currently 273,973 shares of class A common stock of the Company remaining reserved for issuance pursuant to incentive awards to be granted under the Current LTIP to eligible employees of the Company and its domestic or international subsidiaries, including named executive officers, and there are 484,324 shares of class A common stock of the Company remaining reserved for issuance pursuant to stock awards (and not stock options, restricted shares or other incentive awards) to be granted under the Current LTIP to PA Employees and Independent Contractors. It is not presently possible to determine the benefits or amounts that will be received under the Current LTIP (or, if approved, the Second Amended and Restated LTIP) by the named executive officers individually, current executive officers as a group, current directors as a group, employees (including current officers as a group), PA Employees or Independent Contractors, as such awards will be made at the sole discretion of the Compensation Committee and are not currently subject to a predetermined grant schedule or program.

        Information as of December 31, 2009 regarding equity compensation plans approved and not approved by stockholders of the Company is summarized in the following table:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
Equity Option Plan/Long-Term Incentive Plan	2,010,510 class A common stock	$12.92	792,891* class A common stock
Employee Stock Purchase Plan	—	—	486,308 class A common stock
Non-Employee Director Compensation Plan	76,864 Restricted Share Units	N/A	423,136 class A common stock

Equity compensation plans not approved by security holders:	—	—	—

Total	2,087,374	$12.92	1,702,335

*
This number is comprised of (i) 308,567 shares of class A common stock remaining available for issuance pursuant to incentive awards to be granted under the Current LTIP to eligible employees of the Company and its subsidiaries and (i) 484,324 shares of class A common stock remaining available for issuance pursuant to stock awards (and not stock options, restricted shares or other incentive awards) to be granted to PA Employees and Independent Contractors under the Stock Purchase Plan established under the Current LTIP.

The Board of Directors recommends a vote "FOR" the approval of the Second Amended and Restated Long-Term Incentive Plan.

 PROPOSAL 3

PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        On February 8, 2010, we engaged Ernst & Young LLP as the Company's independent registered public accounting firm to review our consolidated financial statements for the quarter ending March 31, 2010. Our Audit Committee authorized the appointment to audit our consolidated financial statements for the year ending December 31, 2010 pending finalization of Ernst & Young LLP's audit fees for the year. We expect that representatives of Ernst & Young LLP will attend the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to answer appropriate questions.

        Although stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is not required by any applicable law or regulation, stockholder views are being solicited and will be considered by the Audit Committee and the Board of Directors when appointing an independent registered public accounting firm for fiscal 2011. The appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010 will be ratified if a majority of the votes cast at the meeting vote "FOR" ratification.

        The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

        The following table sets forth the professional fees we paid to Ernst & Young LLP for professional services rendered for the fiscal years 2008 and 2009.

	(For engagement from January 1, 2008 to December 31, 2008)	(For engagement from January 1, 2009 to December 31, 2009)
Audit Fees	$2,629,424	$2,393,348
Audit-Related Fees	—	152,099
Tax Fees	282,058	263,783
All Other Fees(1)	2,671	2,981
Total Fees	$2,914,153	$2,812,211

(1)
All Other Fees describes the annual license fee paid by the Company to Ernst & Young LLP for a software tool.

        The Audit Fees paid to Ernst & Young LLP were for the following professional services rendered:

  •
  audit of the Company's annual financial statements, including fees relating to work related to the Company's audit and report regarding the Company's effectiveness of internal controls over financial reporting and compliance with its obligations under Sarbanes-Oxley, for the years ended December 31, 2008 and 2009,

  •
  review of the Company's quarterly financial statements,

  •
  reviews of the consolidated financial statements included in our Form S-3 registration statements filed with the SEC in October 2008 and November 2009 relating to the registration of shares of Class A common stock and the consents for such registration statements, and

  •
  services normally provided in connection with statutory or regulatory filings or engagements.

        The audit-related fees paid to Ernst & Young LLP were for due diligence in connection with acquisitions. The tax fees paid to Ernst & Young LLP were for domestic tax advice and planning and assistance with tax audits and appeals. All services were appropriately approved by the Audit Committee in accordance with the Company's pre-approval policies.

 AUDIT COMMITTEE AND INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Audit Committee Report

        The information contained in this report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

        The primary function of the Audit Committee is oversight of the Company's financial reporting process. The Audit Committee has the responsibility and authority described in the Emergency Medical Services Corporation Audit Committee Charter, which has been approved by the Board of Directors. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the system of internal controls. The current Audit Committee charter can be found on the Company's website located at www.emsc.net under the heading "Corporate Governance."

        In the performance of its oversight function, the Audit Committee has separately reviewed and discussed the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009 with management and the independent registered public accounting firm, or independent auditors. The independent auditors referenced in this Audit Committee Report are Ernst & Young LLP, who were the Company's independent auditors for the fiscal year ended December 31, 2009.

        Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee reviews these processes on behalf of the Board of Directors. In this context, the Audit Committee has reviewed and discussed with the Company's management and Ernst & Young LLP, the Company's independent auditor, the audited financial statements of the Company and Management's Report on Internal Control over Financial Reporting contained in the Company's Annual Report to Stockholders for the year ended December 31, 2009.

        The Audit Committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

        The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Rule 3526 of the Public Company Accounting Oversight Board, Communications with Audit Committees Concerning Independence , and the Audit Committee has discussed with the independent auditors all factors that the Committee believes would impact that firm's independence.

        Based upon the Audit Committee's review and discussions reported above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC, and the Board of Directors approved such inclusion.

  Audit Committee
  Michael L. Smith,   Chair
  Kevin E. Benson
  Paul B. Iannini, M.D.
  James T. Kelly

Pre-Approval Policies and Procedures

        In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee Charter provides that the Audit Committee of our Board of Directors has the sole authority and responsibility to pre-approve all audit services, audit-related tax services and other permitted services to be performed for the Company by its independent auditors and the related fees. Pursuant to its charter and in compliance with rules of the SEC and Public Company Accounting Oversight Board, or PCAOB, the Audit Committee has established a pre-approval policy and procedures that require the pre-approval of all services to be performed by the independent auditors. The independent auditors may be considered for other services not specifically approved as audit services or audit-related services and tax services so long as the services are not prohibited by SEC or PCAOB rules and would not otherwise impair the independence of the independent auditor. The Audit Committee has also delegated pre-approval to EMSC senior management for services with fees below $50,000; however, any services pre-approved by senior management must be reported to the full Audit Committee at its next meeting.

 Annex A

EMERGENCY MEDICAL SERVICES CORPORATION
SECOND AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

        The purposes of the Emergency Medical Services Corporation Second Amended and Restated Long-Term Incentive Plan (the "Plan") are to provide long-term incentives to those persons with responsibility for the success and growth of Emergency Medical Services Corporation, a Delaware corporation (the "Company") and its subsidiaries, to associate more closely the interests of such persons with those of the Company's stockholders, to assist the Company and its subsidiaries in recruiting, retaining, and motivating a diverse and talented group of employees on a competitive basis. From and after the date hereof, the Plan shall be the sole plan or program by which equity is awarded to the Company's employees and no awards shall be made under any other plan or program now in existence, except the "Emergency Medical Services Corporation 2007 Employee Stock Purchase Plan."

ARTICLE I.
DEFINITIONS

For purposes of the Plan:

        1.1   "Award" means a grant of Options, Restricted Shares, Restricted Share Units, Stock Awards, Performance Shares, or any or all of them.

        1.2   "Board" means the Board of Directors of the Company.

        1.3   "Code" means the Internal Revenue Code of 1986, as amended.

        1.4   "Committee" means the Compensation Committee of the Board (or any successor committee). The Committee shall be appointed by the Board and shall consist of at least three independent, outside members of the Board unless otherwise permitted by the rules of the New York Stock Exchange or any other principal securities exchange on which the Common Stock is then listed. The members of the Committee, in the judgment of the Board, shall constitute (a) non-employee directors as defined in Rule 16b-3 of the Securities and Exchange Act of 1934 and any rules and regulations of the principal stock exchange on which Common Stock is listed or quoted and (b) outside directors as defined in the regulations under Section 162(m) of the Code.

        1.5   "Common Stock" means the class A common stock, par value $0.01 per share, of the Company.

        1.6   "Company" means Emergency Medical Services Corporation, and any successor entity.

        1.7   "Eligible Employees" means Employees of the Company and its domestic or international subsidiaries (including executive officers and officers of the Company).

        1.8   "Eligible Independent Contractors" means physicians that provide clinical services as independent contractors to the Company or any of its subsidiaries, or to any professional association or professional corporation for which the Company or any of its subsidiaries provides management services pursuant to a physician services agreement.

        1.9   "Eligible PA Employees" means employees of any professional association or professional corporation for which the Company or any of its subsidiaries provides management services pursuant to a physician services agreement.

        1.10 "Employee" means any employee (as defined in accordance with Section 3401 of the Code) of the Company or any subsidiary thereof.

        1.11 "Exercise Price" means the purchase price per share of Common Stock covered by an Option.

        1.12 "Fair Market Value" on any date means the closing of the Company's shares of Common Stock on the date immediately preceding the day on which an Award is granted pursuant to the Plan, as reported on the principal exchange on which shares of Common Stock are then trading or, if the Common Stock is not publicly traded at any time, the Fair Market Value of a share shall be determined by the Board or the Committee, as applicable, in its sole discretion.

        1.13 "Incentive Stock Option" or "ISO" means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an ISO.

        1.14 "Nonqualified Stock Option" or "NQSO" means an Option that does not satisfy the requirements of Section 422 of the Code or that is not intended to be an ISO.

        1.15 "Option" means the right to purchase shares of Common Stock at a specified price per share for a specified period of time.

        1.16 "Participant" means an individual who has received an Award under the Plan.

        1.17 "Performance-Based Exception" means the performance-based exception (set forth in Section 162(m)(4)(C) of the Code) from the deductibility limitation imposed by Section 162(m) of the Code.

        1.18 "Performance Goals" means the goals established by the Committee in accordance with Article IX hereof.

        1.19 "Performance Measures" means the criteria set forth in Article X hereof that may be used by the Committee as the basis for a Performance Goal.

        1.20 "Performance Period" means the period established by the Committee for which the achievement of Performance Goals is assessed in order to determine whether and to what extent a Performance Share has been earned.

        1.21 "Performance Shares" means an Award, described in Article X hereof, of shares of Common Stock based on the achievement of Performance Goals during a Performance Period.

        1.22 "Plan" means the Emergency Medical Services Corporation Second Amended and Restated Long-Term Incentive Plan, as set forth herein and as amended from time to time.

        1.23 "Restricted Shares" means an Award of shares of Common Stock, described in Article VII hereof, which may not sold or otherwise transferred until the date that the restrictions on transferability imposed by the Committee with respect to such shares have lapsed or as otherwise determined by the Committee.

        1.24 "Restricted Share Units" means an Award, described in Article VIII hereof, of an amount, payable in cash, shares of Common Stock, or a combination thereof, as determined by the Committee, based on the value of a specified number of shares of Common Stock.

        1.25 "SAR" means a Stock Appreciation Right, as described in Article VII hereof.

        1.26 "Stock Award" means an Award, described in Article IX hereof, of shares of Common Stock, which shall be subject to such terms, conditions, and restrictions (if any) as the Committee shall determine.

ARTICLE II.
ELIGIBILITY

        2.1    Participation.    Any Eligible Employee may be granted an Option or other Award hereunder, provided that only employees may be granted an Incentive Stock Option, unless otherwise permitted pursuant to Section 422 of the Code. Any Eligible PA Employee or Eligible Independent Contractor may be granted a Stock Award.

ARTICLE III.
PLAN ADMINISTRATION

        3.1    Duties and Powers of the Committee.    It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and any agreements pursuant to which Awards are made, and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Committee shall have the power, consistent with the terms of the Plan, to establish the terms and conditions of each Award under the Plan, including without limitation the effect of the termination of employment or service of a Participant under any circumstances. Awards under this Plan need not be the same with respect to each Participant. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee, provided that the Committee may delegate the right to determine the extent of the Award to any Participant to any member of management it deems appropriate, in its discretion.

        3.2    Majority Rule.    The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

        3.3    Compensation; Professional Assistance; Good Faith Actions.    All expenses and liabilities which Committee members incur in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The members of Committee and the Board shall be entitled to rely on the information, opinions, reports or statements of any such persons as to matters which the member believes to be within such person's professional or expect competence. The Committee and the Board shall be entitled to rely on information, opinions, reports or statements prepared or presented by officers or employees of the Company whom the directors believe to be reliable and competent in the matters presented. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No members of the Board or Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards granted under the Plan, and all members of the Board or Committee shall be fully protected and indemnified by the Company in respect of any such action, determination or interpretation so long as they act in good faith, after reasonable inquiry when the need therefor is indicated by the circumstances and without knowledge that would cause such reliance to be unwarranted.

ARTICLE IV.
SHARES SUBJECT TO THE PLAN

        4.1    Authorized Number of Shares.    Unless otherwise authorized by the Company's stockholders and subject to the terms and conditions of this Article IV and Article XII hereof, the maximum aggregate number of shares of Common Stock available for issuance under the Plan shall be (a) three million five hundred thousand (3,500,000) shares with respect to Awards to Eligible Employees, provided that any grant of Restricted Shares shall result in three (3) shares of Common Stock no longer being available for the grant of Options for each Restricted Share granted, plus (b) 500,000 shares with respect to Stock Awards to Eligible PA Employees and Eligible Independent Contractors. Any of the authorized shares of Common Stock may be used for any of the types of Awards described in the Plan.

        4.2    Share Counting.    The following rules shall apply in determining the number of shares of Common Stock remaining available for issuance under the Plan:

          (a)   When an outstanding Option or other Award (or portion thereof) expires, is canceled, is forfeited or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option or other Award, the shares of Common Stock allocable to the expired, canceled, or otherwise terminated Option (or portion thereof) or other Award (or portion thereof) may again be available for issuance in respect of Options or other Awards granted under the Plan. Any such restored shares of Common Stock shall be available for issuance under the Plan pursuant to this Article IV.

          (b)   Any shares of Common Stock underlying Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines, shall not, unless required by law or regulation, count against the reserve of available shares of Common Stock under the Plan.

        4.3    Shares to be Delivered.    The source of shares of Common Stock to be delivered by the Company under the Plan shall be determined by the Committee and may consist in whole or in part of authorized but unissued shares, treasury shares, or shares acquired on the open market.

ARTICLE V.
AWARD LIMITATIONS

        Options may be granted, in the aggregate, to an Eligible Employee with respect to a maximum of 500,000 shares of Common Stock during a single Year. The maximum Award (excluding Options) that may be granted to any Eligible Employee for a Performance Period longer than one Fiscal Year shall not exceed the foregoing annual maximum multiplied by the number of full Fiscal Years in the Performance Period.

ARTICLE VI.
STOCK OPTIONS

        6.1    Grants.    Options may consist of ISOs or NQSOs, as the Committee shall determine.

        6.2   Option Terms.

          (a)    Committee Actions.    Except as otherwise provided herein, the Committee shall from time to time, in its sole discretion: (i) select which Eligible Employees shall be granted Options; (ii) determine the number of shares subject to each Option and its Exercise Price and vesting schedule; (iii) determine whether Options shall be subject to time vesting, performance vesting, or any combination thereof; (iv) determine whether an Option is to be an Incentive Stock Option or a Nonqualified Stock Option; and (v) determine the other terms and conditions of the Option, consistent with the Plan, including the effect of the termination of employment or termination of service of a Participant.

          (b)    Exercise Price.    The Exercise Price shall be equal to the Fair Market Value of a share of Common Stock on the date the Option is granted.

          (c)    Term.    The term of each Option shall be determined by the Committee, in its sole discretion, but in no event shall the term exceed ten years from the date of grant.

          (d)    ISO Limits.    The aggregate Fair Market Value (determined as of the date the ISO is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company (or of any parent or subsidiary company (within the meaning of Section 424 of the Code) of the Company)) shall not exceed $100,000 or such other amount as may subsequently be specified by the Code and/or applicable regulations, provided that if such limitation is exceeded, any Options in excess of such limitation shall be deemed to be NQSOs. ISOs shall contain such other provisions as the Committee shall deem advisable or necessary but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify as incentive stock options under Section 422 of the Code or any successor regulation.

        6.3    Manner of Exercise.

        (a)   An Option shall be exercised by delivery and receipt of a written notice to the Secretary of the Company, at the Company's principal executive office specifying the number of shares with respect to which the Option is being exercised, signed by the Optionee and accompanied by full payment therefor. Payment shall be in cash, by certified or bank check, or in the sole discretion of the Committee, through the delivery of shares of Common Stock owned by the Optionee for at least six months prior to the date of delivery, duly endorsed for transfer to the Company, having a Fair Market Value on the date of delivery equal to the aggregate Exercise Price; through a broker or other cashless exercise procedure; or through any combination of the foregoing or any other method approved by the Committee. A Participant may exercise an Option in whole or in part, from time to time, provided that an Option shall not be exercisable for less than one hundred (100) shares unless the number of Options so exercised constitutes the total number of Options then exercisable or the Committee determines otherwise, in its sole discretion.

        (b)   Before issuing Shares upon the exercise of an Option, the Committee shall have the discretion to require the Optionee to deliver such representations and documents as it deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars.

        6.4    Exercise Following Termination.    The Committee shall determine the extent, if any, to which an Option may be exercisable following a Participant's termination of employment under any circumstances, provided that such period shall be thirty (30) days following termination of employment for any reason except cause, provided further that the Committee shall be entitled to extend such period, in its sole discretion.

ARTICLE VII.
STOCK APPRECIATION RIGHTS

        7.1    Grant of Stock Appreciation Rights.    The Committee may grant a Stock Appreciation Right to an Eligible Employee (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option, or (c) independent of an Option. A SAR shall be subject to such terms and conditions not inconsistent with this Plan as the Committee shall impose, and shall be evidenced by a written Stock Appreciation Right Agreement, which shall be executed by the Grantee and an authorized officer of the Company. The Committee, in its discretion, may determine whether a SAR is to qualify as performance-based compensation as described in Section 162(m) of the Code, and Stock Appreciation Right Agreements evidencing SARs intended to so qualify shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition to the grant of a SAR that the Employee surrender for cancellation some or all of the unexercised Options, awards of Restricted Shares, SARs, or other rights which have been previously granted to him under this Plan or otherwise. A SAR, the grant of which is conditioned upon such surrender, may have an exercise price lower (or higher) than the exercise price of the surrendered Option or other award, may cover the same (or a lesser or greater) number or shares as such surrendered Option or other award, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Option or other award.

        7.2   Characteristics of Stock Appreciation Rights.

          (a)   A SAR that is granted in connection with a particular Option (i) may be granted for no more than the number of shares of Common Stock subject to such Option, (ii) shall be exercisable only when and to the extent the related Option is exercisable, and (iii) shall entitle the Grantee (or other person entitled to exercise the Option) to surrender to the Company the unexercised portion of any then exercisable Option to which such SAR relates and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the exercise price of the option from the Fair Market Value of a share of Common Stock on the date of exercise of the SAR by the number of shares of Common Stock with respect to which the SAR shall have been exercised, subject to any limitations the Committee may impose.

          (b)   A SAR (i) which is independent of and not related to an Option shall be exercisable in such installments as the Committee may determine; shall cover such number of shares of Common Stock as the Committee may determine; and subject to Section 7.3, shall be exercisable only while the grantee is an Employee, and (ii) such SAR shall entitle the Grantee (or other person entitled to exercise the SAR) to exercise all or a specified portion of the SAR and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the price per share at which the SAR was granted from the Fair Market Value of a share of Common Stock on the date of exercise of the SAR by the number of shares of Common Stock with respect to which the SAR shall have been exercised, subject to any limitations the Committee may impose.

        7.3    Exercise Following Termination of Employment.    Subject to the Committee's discretion, an Employee whose employment terminates while he or she is holding exercisable SARs shall be entitled to exercise such SARs for the same period as exercisable Options may be exercised pursuant to Article VI hereof (whether or not any such SARs were awarded in connection with any Option).

ARTICLE VIII.
RESTRICTED SHARES/RESTRICTED SHARE UNITS

        8.1    Awards.    The Committee may from time to time, in its sole discretion, award Eligible Employees Restricted Shares or Restricted Share Units, or both. The Committee may impose such terms, conditions, and/or restrictions on any Restricted Shares or Restricted Share Units granted, including: determining the purchase price, if any, for each Restricted Share or each Restricted Share Unit; forfeiture conditions; restrictions based upon the achievement of specific performance goals (as described in Article IX) hereof or otherwise); time-based restrictions on vesting; and/or restrictions under applicable federal or state securities laws. To the extent the Restricted Shares or Restricted Share Units are intended to be deductible under Section 162(m) of the Code, the applicable restrictions shall be based on the achievement of Performance Goals over a Performance Period.

          (a)    Restricted Share Units.    Restricted Share Units shall be settled in cash, shares of Common Stock, or a combination of cash and Shares, as determined by the Committee. Any person who holds Restricted Share Units shall have no ownership interest in the shares of Common Stock to which such Restricted Share Units relate until and unless payment with respect to such Restricted Share Units is actually made in shares of Common Stock.

          (b)    Transfer Restrictions.    During any period in which shares are subject to forfeiture, Restricted Shares may not be sold, assigned, transferred, or otherwise disposed of, or mortgaged, pledged, or otherwise encumbered. In order to enforce the limitations imposed upon the Restricted Shares, the Committee may (a) cause "stop transfer" instructions to be issued, and/or (b) cause a legend or legends to be placed on certificates (if any) evidencing such Restricted Shares, as the Committee deems necessary or appropriate. Restricted Share Units may not be sold, assigned, transferred, or otherwise disposed of, or mortgaged, pledged, or otherwise encumbered at any time.

          (c)    Evidence of Interest in Shares.    Each Restricted Share issued pursuant to the Plan shall be evidenced by an interest in such Restricted Share registered in the name of the applicable Participant on the books and records of the Company or its designee (or by one or more physical certificates if physical certificates are issued with respect to such Restricted Share), subject, in any such case, to any transfer restrictions imposed by the Committee. If a Restricted Share is forfeited, such interest or certificate, as the case may be, shall be canceled. When Restricted Shares are no longer subject to forfeiture, the Company shall cause the applicable transfer restrictions to be removed with respect to any shares of Common Stock to which the Participant is then entitled. No interest shall be recorded (and no physical certificate shall be issued) with respect to a Restricted Share Unit unless and until such Restricted Share Unit is paid in shares of Common Stock.

ARTICLE IX.
STOCK AWARDS

        (a)    Grants.    Subject to the terms and conditions of the Plan, the Committee may award shares of Common Stock to Eligible Employees or may sell shares or offer to sell shares to Eligible Employees, Eligible PA Employees or Eligible Independent Contractors. Stock Awards to Eligible Employees may be granted either alone or in addition to other Awards made under the Plan.

        (b)    Terms and Conditions.    The Committee shall determine the terms and conditions governing each Stock Award which may include, without limitation, the purchase price, if any, for such shares, restrictions on transferability, restrictions concerning voting rights, restrictions based on duration of employment with, or service to, the Company (or in the case of an Eligible PA Employee, to his or her professional association or professional corporation), provided, however, that by a resolution adopted after an Award is made, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions previously imposed by it.

        (c)    Rights as Stockholders.    To the extent that a Participant purchases shares or exercises a right to purchase shares, unless otherwise provided by the Committee, the Participant shall have all the rights of a Stockholder with respect to such shares, including the right to receive all dividends and other distributions paid or made with respect to such shares, provided, however, that to the extent that the shares purchased are still subject to restrictions described in Section 7(b), such shares shall be treated in the same manner as Restricted Stock until such restrictions lapse or are removed.

ARTICLE X.
PERFORMANCE SHARES

        10.1    Grants.    The Committee may grant Performance Shares to Eligible Employees either alone or in addition to other Awards made under the Plan.

        10.2    Performance Goals.    Performance Shares shall be conditioned on the achievement of Performance Goals (based on one or more Performance Measures, as determined by the Committee in its sole discretion) over a Performance Period.

        10.3    Performance Measures.    The Performance Measure(s) to be used for purposes of Performance Shares shall be determined by the Committee and may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit of the Company, and may include, but not be limited to, one or more or any combination of the following criteria:

      •
      Income measures (including gross profit, operating income, earnings before or after taxes, net income, or earnings per share);

      •
      Return measures (including return on assets, investment, equity, or sales);

      •
      Cash flow;

      •
      Costs;

      •
      Revenue measures;

      •
      Stock price (including growth measures and total stockholder return); and

      •
      Individual performance.

The Performance Goals based on these Performance Measures may be expressed either in absolute terms or in relation to the performance of other entities.

        10.4    Negative Discretion.    Notwithstanding the achievement of any Performance Goal established under the Plan, the Committee has the discretion to reduce some or all of the Performance Shares that would otherwise be paid to a Participant.

        10.5    Extraordinary Events.    At any time (or from time to time) after an Award is granted, and to the extent permitted under Section 162(m) of the Code and the regulations thereunder without adversely affecting the treatment of the Award under the Performance-Based Exception, the Committee, in its sole discretion, may provide for the manner in which performance will be measured against the Performance Goals (or may adjust the Performance Goals) to reflect the impact of specific corporate transactions, accounting or tax law changes, and other extraordinary and nonrecurring events.

        10.6    Interpretation.    With respect to any Award that is intended to satisfy the conditions for the Performance-Based Exception under Section 162(m) of the Code: (a) the Committee shall interpret the Plan and this Article IX in light of Section 162(m) of the Code and the regulations thereunder; (b) the

Committee shall have no discretion to amend the Award in any way that would adversely affect the treatment of the Award under Section 162(m) of the Code and the regulations thereunder; and (c) such Award shall not be paid until the Committee shall first have certified that the Performance Goals have been achieved.

ARTICLE XI.
STOCKHOLDERS AGREEMENT

        11.1 As a condition to the grant of an Option or Award hereunder, each Participant shall execute and return any document required by the Committee, including but not limited to a stockholders agreement, and each Participant acknowledges that all Options and all Stock acquired by him or her pursuant to an Award, will be subject to the terms and conditions any such document or documents.

ARTICLE XII.
DILUTION AND OTHER ADJUSTMENTS

        In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, combination, or exchange of shares or other change in corporate structure affecting any class of Common Stock, the Committee shall make such adjustments in the class and aggregate number of shares that may be delivered under the Plan as described in Article IV hereof, the individual Award maximums under Article V hereof, the class, number, and Exercise Price of outstanding Options, and the class and number of shares subject to any other Awards granted under the Plan, as may be determined to be appropriate by the Committee, and any such adjustment may, in the sole discretion of the Committee, take the form of Awards covering more than one class of Common Stock. Such adjustment shall be conclusive and binding for all purposes of the Plan.

ARTICLE XIII.
MISCELLANEOUS PROVISIONS

        (a)    Rights as Stockholder.    Except as otherwise provided herein, a Participant shall have no rights as a holder of Common Stock with respect to Awards hereunder, unless and until interests in, or certificates evidencing, shares of Common Stock are issued to the Participant.

        (b)    No Loans.    No loans from the Company or any of its subsidiaries to Participants shall be permitted in connection with the Plan.

        (c)    No Assignment or Transfer.    Except as expressly permitted by the Committee, no Award shall be transferred by the recipient otherwise than by will or by the laws of descent and distribution. During the lifetime of the recipient an Award, to the extent exercisable, shall be exercisable only by such recipient, by the recipient's legal representative or by a transferee permitted under the terms of the grant of the Award. Once awarded, the shares of Common Stock (other than Restricted Shares) received by Participants may be freely transferred, assigned, pledged, or otherwise subjected to lien, subject to the restrictions imposed by the Securities Act of 1933, Section 16 of the Securities Exchange Act of 1934, and the Company's Securities Trading Policy, as such policy may be amended from time to time.

        (d)    Withholding Taxes.    The Company shall have the right to deduct from all Awards paid in cash (and any other payment hereunder) any federal, state, local, or foreign taxes required by law to be withheld with respect to such Awards and, with respect to Awards paid in shares of Common Stock or upon the exercise of Options, to require the payment (through withholding from the Participant's salary or otherwise) of any such taxes. Subject to the approval of the Committee, with respect to any withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Shares, or upon any other taxable event arising as a result of Awards granted hereunder, a Participant may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Common Stock having a Fair Market Value on the date as of which the tax is to be determined equal to the minimum statutory withholding tax that could be imposed on the transaction. All such elections shall be irrevocable and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate.

        (e)    No Rights to Awards.    Neither the Plan nor any action taken hereunder shall be construed as giving any person any right to be retained in the employ or service of the Company or any subsidiary, and the Plan shall not interfere with or limit in any way the right of the Company or any subsidiary to terminate any person's employment or service at any time. Except as set forth herein, no employee or other person shall have any claim or right to be granted an Award under the Plan. By accepting an Award, the Participant acknowledges and agrees that (i) the Award shall be exclusively governed by the terms and conditions of the Plan, and any award agreement governing such right, including the right reserved by the Company to amend or cancel the Plan at any time without the Company incurring liability to the Participant (except, to the extent that the terms of the Award so provide, for Awards already granted under the Plan), (ii) Awards are not a constituent part of salary and the Participant is not entitled, under the terms and conditions of employment, or by accepting or being granted Awards under the Plan to require Awards to be granted to him or her in the future under the Plan or any other plan, (iii) the value of Awards received under the Plan shall be excluded from the calculation of termination payments or other severance payments, and (iv) the Participant shall seek all necessary approval under, make all required notifications under, and comply with all laws, rules, and regulations applicable to the ownership of Options and shares of Common Stock and the exercise of Options, including currency and exchange laws, rules, and regulations.

        (f)    Beneficiary Designation.    To the extent allowed by the Committee, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named on a contingent or successive basis) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Unless the Committee determines otherwise, each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and shall be effective only when filed by the Participant with the Company or its designee during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

        (g)    Costs and Expenses.    The cost and expenses of administering the Plan shall be borne by the Company and shall not be charged to any Award or to any Participant.

        (h)    Fractional Shares.    Fractional shares of Common Stock shall not be issued or transferred under an Award, but the Committee may direct that cash be paid in lieu of fractional shares or may round off fractional shares, in its discretion.

        (i)    Funding of Plan.    The Company shall not be required to establish or fund any special or separate account or to make any other segregation of assets to assure the payment of any Award under the Plan.

        (j)    Successors.    All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

        (k)    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, any feminine term used herein shall include the masculine, and the plural shall include the singular and the singular shall include the plural.

        (l)    Severability.    If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        (m)    Requirements of Law.    The granting of Awards and the issuance of shares of Common Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        (n)    Rules of Construction.    Whenever any provision of the Plan refers to any law, rule, or regulation, such provision shall be deemed to refer to the law, rule, or regulation currently in effect and, when and if such law, rule, or regulation is subsequently amended or replaced, to the amended or successor law, rule, or regulation. The term "including" shall be deemed to include the words "including without limitation."

ARTICLE XIV.
EFFECTIVE DATE, GOVERNING LAW, AMENDMENTS, AND TERMINATION

        (a)    Effective Date.    The Plan was approved by the Committee on February 8, 2010, subject to the approval of the Plan by the Company's stockholders, and shall become effective on the date it is so approved.

        (b)    Amendments.    The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards granted prior to the date of such termination or amendment except to the extent that the Committee reasonably determines that such termination or amendment is necessary or appropriate to comply with applicable law (including the provisions of the Code (and the regulations thereunder) pertaining to the deferral of compensation) or the rules and regulations of any stock exchange on which Common Stock is listed or quoted. Notwithstanding the foregoing, unless the Company's stockholders shall have first approved the amendment, no amendment of the Plan shall be effective if the amendment would (i) increase the maximum number of shares of Common Stock that may be delivered under the Plan or to any one individual, (ii) extend the maximum period during which Awards may be granted under the Plan, (iii) add to the types of awards that may be made under the Plan, (iv) change the Performance Measures pursuant to which Performance Shares are earned, (v) modify the requirements as to eligibility for participation in the Plan, or (vi) require stockholder approval pursuant to the Plan, applicable law, or the rules of the principal securities exchange on which shares of Common Stock are traded in order to be effective.

        (c)    Governing Law.    All questions pertaining to the construction, interpretation, regulation, validity, and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Delaware without giving effect to conflict of laws principles, except to the extent superseded by federal law.

        (d)    Termination.    No Awards shall be made under the Plan after May 14, 2017.

EMERGENCY MEDICAL SERVICES CORPORATION

6200 S. Syracuse Way, Suite 200

Greenwood Village, CO 80111

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder of EMERGENCY MEDICAL SERVICES CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 21, 2010, and hereby appoints each of Randel G. Owen and Todd G. Zimmerman, proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2010 Annual Meeting of Stockholders of EMERGENCY MEDICAL SERVICES CORPORATION to be held on May 18, 2010 at 10:00 a.m., Mountain Daylight Time at The Inverness Hotel, Englewood, Colorado, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on this proxy card. These proxies are authorized to vote in their discretion upon such other business as may properly come before the 2010 Annual Meeting of Stockholders or any adjournment or postponement thereof.

ANNUAL MEETING OF STOCKHOLDERS OF

EMERGENCY MEDICAL SERVICES CORPORATION

May 18, 2010

10:00 a.m. (Mountain Daylight Time)

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report to Stockholders are available at www.emsc.net/proxy.

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☐

1.    Election of Directors:

NOMINEES:
☐	FOR THE NOMINEES	☐	Steven B. Epstein
		☐	Paul B. Iannini, M.D.
		☐	James T. Kelly
☐	WITHHOLD AUTHORITY FOR THE NOMINEES
☐	FOR ALL EXCEPT (see instructions below)
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here ☒

		FOR	AGAINST	ABSTAIN
2.	Approval of the Second Amended and Restated Long-Term Incentive Plan	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2010.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.